                                                                   EXHIBIT 10.1





                            STOCK PURCHASE AGREEMENT

                                      AMONG

                              EASTMAN KODAK COMPANY

                                       AND

                                   KODAK S.A.

                                       AND

                               GETTY IMAGES, INC.

                         DATED AS OF SEPTEMBER 20, 1999


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                                TABLE OF CONTENTS

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Article I. DEFINITIONS...............................................................1

        Section 1.1 Certain Definitions..............................................1
        Section 1.2 Interpretation...................................................6

Article II. PURCHASE AND SALE........................................................7

        Section 2.1 Purchase and Sale of Shares......................................7
        Section 2.2 Purchase Price...................................................7
        Section 2.3 Purchase by Getty's Affiliates; Guaranty.........................8
        Section 2.4 Inability to Obtain Consents and Approvals.......................8
        Section 2.5 Closing..........................................................9
        Section 2.6 Buyer's Financing; Getty Note....................................9

Article III. REPRESENTATIONS AND WARRANTIES OF SELLER...............................10

        Section 3.1 Organization and Power of Seller................................11
        Section 3.2 Organization and Power of TIB and TIB France....................11
        Section 3.3 Capital Structure...............................................11
        Section 3.4 TIB Subsidiaries and Investments................................12
        Section 3.5 Corporate Authorization.........................................13
        Section 3.6 Approvals.......................................................13
        Section 3.7 Non-Contravention...............................................13
        Section 3.8 Binding Effect..................................................14
        Section 3.9 Financial Statements; Certain Liabilities.......................14
        Section 3.10 Title to Assets................................................15
        Section 3.11 Compliance With Laws...........................................15
        Section 3.12 Litigation and Claims..........................................15
        Section 3.13 Intellectual Property..........................................16
        Section 3.14 Images.........................................................20
        Section 3.15 Tax Matters....................................................22
        Section 3.16 Employee Benefits..............................................24
        Section 3.17 Environmental Matters..........................................25
        Section 3.18 Labor Matters..................................................26
        Section 3.19 Material Contracts.............................................27
        Section 3.20 Uniform Franchise Offering Circular............................28
        Section 3.21 Relationships with Franchisees, Licensees, Customers,
                       Suppliers, Etc ..............................................28
        Section 3.22 Absence of Certain Developments................................28
        Section 3.23 Certain Interests..............................................30
        Section 3.24 Insurance Policies.............................................31
        Section 3.25 Banks..........................................................31
        Section 3.26 Year 2000 Compliance...........................................31
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                            TABLE OF CONTENTS (cont.)

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        Section 3.27 Accounts Receivable............................................31
        Section 3.28 Books and Records..............................................31
        Section 3.29 No Misrepresentation...........................................32
        Section 3.30 Finders' Fees..................................................32
        Section 3.31 Buyer's Representations and Warranties.........................32

Article IV. REPRESENTATIONS AND WARRANTIES OF BUYER.................................32

        Section 4.1 Organization and Power of Buyer.................................32
        Section 4.2 Corporate Authorization.........................................33
        Section 4.3 Approvals.......................................................33
        Section 4.4 Non-Contravention...............................................33
        Section 4.5 Binding Effect..................................................33
        Section 4.6 Financing.......................................................33
        Section 4.7 Investment Intent...............................................34
        Section 4.8 Litigation and Claims...........................................34
        Section 4.9 Finders' Fees...................................................34
        Section 4.10 Seller's Representations and Warranties........................34

Article V. CERTAIN COVENANTS........................................................34

        Section 5.1 Access..........................................................34
        Section 5.2 Conduct of Business.............................................35
        Section 5.3 Reasonable Efforts; Further Assurances..........................37
        Section 5.4 Antitrust and Competition Laws..................................38
        Section 5.5 Seller's Trademarks and Other Intellectual Property.............38
        Section 5.6 Confidentiality.................................................39
        Section 5.7 Public Disclosure...............................................40
        Section 5.8 Notice of Certain Matters.......................................40
        Section 5.9 Exclusivity.....................................................40
        Section 5.10 Certain Financial Statement Matters............................41
        Section 5.11 Intercompany Accounts..........................................41
        Section 5.12 Obligations Under IBM Contracts................................41
        Section 5.13 Year 2000 Compliance Prior to Closing..........................41
        Section 5.14 Certain Actions by the Company Prior to Closing................41
        Section 5.15 Certain Actions by Buyer Prior to Closing......................41

Article VI. COVENANTS AS TO EMPLOYMENT MATTERS......................................42

        Section 6.1 Certain Definitions.............................................42
        Section 6.2 Certain Employment Matters......................................43
        Section 6.3 [intentionally omitted].........................................43
        Section 6.4 Additional Obligations of Buyer.................................43
        Section 6.5 Consultation....................................................44
        Section 6.6 Compliance with WARN, Etc.......................................44
        Section 6.7 Retention Plan..................................................45
        Section 6.8 Certain Retained Liabilities....................................45
        Section 6.9 Non-Solicitation................................................45
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                            TABLE OF CONTENTS (cont.)

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Article VII. COVENANTS AS TO TAX MATTERS............................................46

        Section 7.1 Proration of Taxes..............................................46
        Section 7.2 Transfer Taxes..................................................46
        Section 7.3 Tax Returns.....................................................46
        Section 7.4 Information to be Provided by Buyer.............................47
        Section 7.5 Contest Provisions..............................................47
        Section 7.6 Certain Post-Closing Settlement Payments........................47
        Section 7.7 Post-Closing Actions That Affect Seller's Liability for Taxes...48
        Section 7.8 Termination of Tax Allocation Agreements........................48
        Section 7.9 Assistance and Cooperation......................................48
        Section 7.10 Section 338(h)(10) Election....................................49

Article VIII. CONDITIONS TO CLOSING.................................................50

        Section 8.1 Conditions to the Obligations of Buyer and Seller...............50
        Section 8.2 Further Conditions to the Obligation of Buyer...................50
        Section 8.3 Further Conditions to the Obligation of Seller..................52

Article IX. INDEMNIFICATION; REMEDIES...............................................52

        Section 9.1 Indemnification by Kodak........................................52
        Section 9.2 Indemnification by Getty........................................53
        Section 9.3 Indemnification Procedures......................................54
        Section 9.4 Equitable and Other Special Remedies............................56
        Section 9.5 Sole Remedy.....................................................57

Article X. TERMINATION..............................................................57

        Section 10.1 Termination....................................................57
        Section 10.2 Effect of Termination..........................................58

Article XI. IN GENERAL..............................................................58

        Section 11.1 Notices........................................................58
        Section 11.2 Amendment; Waiver..............................................59
        Section 11.3 No Assignment or Benefit to Third Parties......................59
        Section 11.4 Survival.......................................................60
        Section 11.5 Return of Information..........................................60
        Section 11.6 Expenses.......................................................61
        Section 11.7 Schedules......................................................61
        Section 11.8 Dispute Resolution.............................................61
        Section 11.9 Governing Law; Submission to Jurisdiction; Selection of
                       Forum .......................................................61
        Section 11.10 Inferences....................................................62
        Section 11.11 Severability..................................................62
        Section 11.12 Entire Agreement..............................................62
        Section 11.13 Headings......................................................63
        Section 11.14 Counterparts..................................................63
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                            TABLE OF CONTENTS (cont.)

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TABLE OF EXHIBITS AND SCHEDULES.....................................................65

INDEX OF DEFINED TERMS..............................................................67
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
                            STOCK PURCHASE AGREEMENT

      THIS AGREEMENT is made as of September 20, 1999 by and among EASTMAN KODAK COMPANY, a New Jersey corporation ("KODAK"), and KODAK S.A., a French corporation ("KODAK FRANCE") (collectively, "SELLER"), and GETTY IMAGES, INC., a Delaware corporation ("GETTY" or "BUYER").

      WHEREAS, Kodak owns all of the outstanding capital stock of The Image Bank, Inc., a New York corporation ("TIB"), and (but for directors' qualifying shares) Kodak France owns all of the outstanding capital stock of The Image Bank France S.A., a French corporation ("TIB FRANCE");

      WHEREAS, TIB, TIB France and their Subsidiaries (collectively, the "COMPANY") is engaged worldwide in its business including the licensing of visual images to Persons in the advertising, design, publishing, corporate, broadcast and documentary/editorial markets (the "BUSINESS"); and

      WHEREAS, the parties desire that Seller sell to Buyer, and that Buyer purchase from Seller, all of the outstanding capital stock of TIB and TIB France, as more specifically provided herein;

      NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                             ARTICLE I. DEFINITIONS

      SECTION 1.1 CERTAIN DEFINITIONS. In addition to the other definitions contained in this Agreement, the following terms will, when used in this Agreement, have the following respective meanings:

      "AFFILIATES" means, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such other Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term "control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      "AGREEMENT" means this Stock Purchase Agreement, including all Exhibits and Schedules hereto, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

      "ANTITRUST LAWS" means and includes the Sherman Act, as amended, the Clayton Act, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Federal Trade Commission Act, as amended, EU competition Laws, national competition

      Laws and all other U.S. or non-U.S. Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

      "AUDITED FINANCIAL STATEMENTS" means the consolidated balance sheet, statement of operations and statement of cash flows of the Company as of and for the year ended December 31, 1998, together with the notes and schedules thereto, certified to the Company, Seller and Buyer and accompanied by the unqualified opinion of Seller's Auditors.

      "BOOKS AND RECORDS" means books, ledgers, files, reports, operating records, accounting records, price lists, correspondence and other forms of information relating in any manner to the business, assets, properties or operations, or the business, financial or statistical history, of a Person, whether in written, electronic or magnetic form.

      "BUYER" has the meaning given it in the heading paragraph of this Agreement and the further meaning given it by Section 2.3(a).

      "CLOSING" means the closing and consummation of the Transaction.

      "CLOSING DOCUMENTS" means (a) with respect to Seller, all agreements, documents and instruments required to be delivered by Seller at Closing, as set forth in Section 8.2, and (b) with respect to Buyer, all agreements, documents and instruments required to be delivered by Buyer at Closing, as set forth in Sections 2.6 and 8.3.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMPANY BENEFIT PLANS" means those benefit plans, contracts, agreements or arrangements of the Company, including "employee benefit plans" within the meaning of section 3(3) of ERISA, plans of deferred compensation, and employment, retention, termination, severance, bonus, incentive compensation, disability, salary continuation, employee stock purchase, stock option or other obligations of the Company and as to which the Company has an obligation, contingent or otherwise, after Closing.

      "DEPOSIT" means the deposit in the amount of $1,000,000 paid by Buyer to Seller on August 4, 1999, together with interest thereon from August 4, 1999 to (but not including) the date of payment, calculated, on a 365-day basis, at the average of the six-month Interbank Official Rates with respect to deposits in dollars which appear on the Telerate Page 3750 as of 11:00 a.m., London time, each business day from and including August 4, 1999 to two business days in London preceding the date of payment.

      "ENCUMBRANCES" means liens, charges, encumbrances, security interests, options or any other restrictions or third party rights.

      "ENVIRONMENT" means all air, surface water, groundwater, drinking water or land, including land surface or subsurface.

      "ENVIRONMENTAL LAW" means any Law relating to the Environment, natural resources, or public or employee health and safety and includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.

Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as such Laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

      "ENVIRONMENTAL PERMITS" means all approvals, consents, permits, licenses, registrations, certificates and other authorizations required by any applicable Environmental Law, including: (a) pollution or the protection of the Environment, occupational health or safety, including those relating to the emission, Release or discharge of any Hazardous Substances into the Environment;
(b) the manufacture, processing, distribution, use, treatment, storage, disposal, generation, packaging, transport or handling of Hazardous Substances; or (c) the containment, cleanup or other remediation of Hazardous Substances from any real property.

      "ENVIRONMENTAL COSTS AND LIABILITIES" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and Remedial Action) arising from or under any Environmental Law or order or contract with any Governmental Entity or other Person.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "EU" means the European Union.

      "EXECUTIVES" means Rex Jobe and Miles Gerstein.

      "GAAP" means, at any time, generally accepted accounting principles, methods and practices then set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or of such other entity as may then be approved by a significant segment of the U.S. accounting profession.

      "GETTY NOTE" means that certain promissory note of Getty in Kodak's favor, in the form of Exhibit A, which may be delivered to Kodak at Closing as provided by Section 2.6.

      "GETTY SECURITY AGREEMENT " means a subordinated security agreement between Getty, certain of Getty's Affiliates and Kodak in form and substance reasonably similar (but for subordination provisions) to Getty's then-existing security agreements with the holder(s) of its senior indebtedness and containing customary terms and conditions, including those described on the term sheet annexed as Exhibit B, which agreement may be delivered at Closing as provided by
Section 2.6.



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

      "GOVERNMENTAL AUTHORIZATIONS" means all licenses, permits, certificates and other authorizations and approvals of any Governmental Entity required to carry on the Business as currently conducted in the Ordinary Course under any Law.

      "GOVERNMENTAL ENTITY" means any U.S. or non-U.S. local, state, federal, national, provincial, regional or other government, including each of their respective branches, departments, agencies, courts, instrumentalities or other subdivisions.

      "HAZARDOUS SUBSTANCE" means any substance, material or waste which is regulated by any Governmental Entity, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

      "HISTORICAL FINANCIAL STATEMENTS" means: (a) the unaudited consolidated balance sheet, statement of operations and statement of cash flows of the Company as of and for the six months ended June 30, 1998, together with the notes and schedules thereto (if any), reviewed by Seller's auditors; and (b) in the event that Buyer requests the preparation thereof as provided by Section 5.10(b), the unaudited consolidated balance sheets, statements of operations and statements of cash flows of the Company as of and for the years ended December 31, 1997 and/or December 31, 1996, together with the notes and schedules thereto (if any), reviewed by Seller's auditors.

      "INDEMNIFIED PARTIES" means, as appropriate in the context, either the Buyer Indemnified Parties or the Seller Indemnified Parties.

      "INDEMNIFYING PARTY" means a party providing indemnification pursuant to
Article IX.

      "JUNE 30 FINANCIAL STATEMENTS" means the unaudited consolidated balance sheet, statement of operations and statement of cash flows of the Company as of and for the six months ended June 30, 1999, together with the notes and schedules thereto (if any), reviewed by Seller's auditors.

      "LAW" means any applicable law, statute, ordinance, rule, regulation, code, order, judgment, injunction, decree or judicial or administrative doctrine that is legally promulgated or issued by any Governmental Entity.

      "LOSSES" means damages, claims, losses, charges, actions, suits, proceedings, deficiencies, interest, penalties and reasonable costs and expenses associated therewith (including reasonable attorneys' fees, litigation costs, removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring), in each case on an after-tax basis, and has the further meaning given it by Section 9.3(a).



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

      "MATERIAL ADVERSE EFFECT" means an effect that is materially adverse to the business, assets, liabilities, properties, condition or results of operations of the Company taken as a whole.

      "ORDINARY COURSE" means the conduct of the Business consistent with the Company's normal and customary practices and procedures, so long as such practices and procedures are in accordance with, and do not violate or conflict with, any Laws.

      "PERMITTED ENCUMBRANCES" means: (a) Encumbrances that secure or constitute a liability that was recorded on the balance sheet included in the June 30 Financial Statements; (b) liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; (c) mechanics', carriers', workers', repairmen's, statutory or common law liens being contested in good faith by appropriate proceedings; (d) rights of third parties under all licenses in the Owned Intellectual Property and Owned Images granted by the Company in the Ordinary Course prior to the Closing Date; and (e) with respect to real property: (i) easements, quasi-easements, covenants, rights-of-way or other similar restrictions of record; (ii) zoning, building, subdivision or other similar requirements or restrictions; and (iii) inchoate landlords' and similar liens for amounts not yet due and payable and not relating to any breach or default, none of which items described in this clause (e) materially impair the value or interfere with the use of such real property for its current purposes or purposes currently contemplated by the Company.

      "PERSON" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust or any other entity.

      "RELEASE" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance into the indoor or outdoor Environment or into or out of any property.

      "REMEDIAL ACTION" means all actions, including any capital expenditures, undertaken to: (a) clean up, remove, treat, contain or monitor any Hazardous Substance; (b) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor Environment; (c) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) bring facilities of the Company on any property owned, operated or leased by the Company and the operations conducted by the Company thereon into compliance with all Environmental Laws and Environmental Permits.

      "REQUIRED APPROVALS" means, collectively, the consents, approvals, waivers, authorizations, novations, notices and filings which are necessary for the consummation of the Transaction and are (a) listed on Schedule 1.1(a), or
(b) required by any Antitrust Laws of the U.S., France or the EU to which Seller, Buyer or the Company is subject.



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

      "SECURITIES LAWS" means and includes the Securities Act, state securities or "blue sky" Laws, and all other U.S. and non-U.S. Laws that regulate the offering, sale or disposition of securities.

      "SELLER'S AUDITORS" means PricewaterhouseCoopers LLP, the auditors regularly retained by Seller.

      "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, association, trust or other entity of which such Person, directly or indirectly, owns more than 50 percent of the voting securities or other ownership interests (or such lesser amount as has the power, direct or indirect, to elect a majority of the Board of Directors or other governing body thereof).

      "TAXES" means all taxes, charges, fees, imposts or other assessments levied or imposed by any Governmental Entity, including income, gross receipts, windfall profits, value added, severance, production, sales, use, license, excise, franchise, employment, environmental, real property, personal property, transfer, alternative minimum, estimated, withholding or other taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, whether or not disputed or contested.

      "TAX RETURNS" means all U.S. and non-U.S. reports and returns required to be filed with respect to Taxes, including all attachments thereto.

      "TIB FRANCE SHARES" means an aggregate of 99,006 shares, par value 50 French francs per share, of TIB France, that being all of the capital stock of TIB France issued and outstanding.

      "TIB SHARES" means an aggregate of 90 shares of the common stock, par value $0.01 per share, of TIB, that being all of the capital stock of TIB issued and outstanding.

      "TRANSACTION" means, collectively, the parties' purchase and sale of the TIB Shares and the TIB France Shares, and execution and delivery of the Closing Documents, pursuant to this Agreement.

      "TRANSFER TIME" means, with respect to each relevant locality, 12:01 a.m. local time on the day following the Closing Date or such later date as is the earliest date possible under local Law.

      "U.S." means the United States of America.

      SECTION 1.2 INTERPRETATION. In this Agreement, unless the express context otherwise requires:

           (a) the words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;



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

           (b) references to "Article" or "Section" are to the respective Articles and Sections of this Agreement, and references to "Exhibit" or "Schedule" are to the respective Exhibits and Schedules annexed hereto;

           (c) references to a "party" means a party to this Agreement and include references to such party's successors and permitted assigns;

           (d) references to a "third party" means a Person that is neither a party to this Agreement nor an Affiliate thereof;

           (e) the terms "dollars" and "$" means U.S. dollars;

           (f) references to a party's "knowledge" or any similar phrase means
(i) in the case of Seller, the collective actual knowledge of the senior management personnel of Seller and the Company after due inquiry, or (ii) in the case of Buyer, the collective actual knowledge of the senior management personnel of Getty after due inquiry;

           (g) terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

           (h) the masculine pronoun includes the feminine and the neuter, and vice versa, as appropriate in the context; and

           (i) wherever the word "include," "includes" or "including" is used in this Agreement, it will be deemed to be followed by the words "without limitation."

                         ARTICLE II. PURCHASE AND SALE

      SECTION 2.1 PURCHASE AND SALE OF SHARES. On the terms and subject to the conditions set forth herein, at Closing:

           (a) Kodak will sell, transfer, convey, assign and deliver the TIB Shares to Buyer, and Buyer will purchase and accept the TIB Shares from Kodak;

           (b) Seller will cause each owner of TIB France Shares which are directors' qualifying shares to sell, transfer, convey, assign and deliver such directors' qualifying shares to such Persons as Buyer may designate, and Buyer will cause such Persons to purchase and accept such directors' qualifying shares from such owners; and

           (c) Kodak France will sell, transfer, convey, assign and deliver the remainder of the TIB France Shares to Buyer, and Buyer will purchase and accept such TIB France Shares from Kodak France.

      SECTION 2.2 PURCHASE PRICE. On the terms and subject to the conditions set forth herein, at Closing Buyer will pay to Seller the aggregate amount of $183,000,000 (the

"PURCHASE PRICE") in payment for the TIB Shares and the TIB France Shares; provided, however, that at Closing the Deposit will be credited against Buyer's payment of the Purchase Price as provided by Section 2.6.

        SECTION 2.3 PURCHASE BY GETTY'S AFFILIATES; GUARANTY. Getty may elect, by notice given to Kodak within a reasonable time prior to Closing, to have any or all of the TIB Shares or the TIB France Shares purchased by one or more of Getty's Affiliates (each, an "AFFILIATE BUYER"), provided, however, that in such event:

            (a) all references in this Agreement to "BUYER" will mean and include each Affiliate Buyer;

            (b) such election will not result in any net greater cost
(including reasonable attorneys' fees) or obligation than Seller would otherwise have had, nor relieve Getty of any of its obligations to Seller and its Affiliates hereunder or under any Closing Document (including the Getty Note and the Getty Security Agreement), nor modify the allocation of risk and responsibility between Kodak and Getty;

            (c) Getty will cause, and hereby fully and unconditionally guarantees to Kodak, the full and prompt performance of all of the obligations of the Affiliate Buyers (and of any and all of each Affiliate Buyer's successors and permitted assigns) under this Agreement, and the execution and delivery by, and the full and prompt performance of all of the covenants and other obligations of, each Affiliate Buyer (and of any and all of such Affiliate Buyer's successors and permitted assigns) under each Closing Document to which such Affiliate Buyer is a party;

            (d) Getty will pay all costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by Seller in any successful proceeding instituted to enforce the provisions of this Section 2.3 following any default on the part of Getty or any Affiliate Buyer, and will execute and deliver such other agreements, documents and instruments as may be reasonably required to evidence further the provisions of this Section 2.3; and any discharge or limitation of the obligations of an Affiliate Buyer under this Agreement or any Closing Document by operation of Law or otherwise will not discharge or limit Getty's obligations under this Section 2.3; and

            (e) notwithstanding the foregoing, the Getty Note and the Getty Security Agreement, if deliverable as provided by Section 2.6, will be executed and delivered by Getty.

        SECTION 2.4 INABILITY TO OBTAIN CONSENTS AND APPROVALS.

            (a) Both prior and subsequent to Closing, the parties will use their commercially reasonable efforts, and cooperate with each other, to obtain promptly all Required Approvals and all other consents, approvals, waivers, authorizations, novations, notices and filings which are necessary for the effectiveness after Closing of any Material Contract or Licensed Intellectual Property. All filing, recordation and similar fees and

Taxes payable to Governmental Entities will be paid by the party obligated by Law to pay such amounts. Kodak and Getty will, in equal portions not to exceed $250,000 each, pay any and all additional fees or charges (howsoever denominated) required by any Persons other than Governmental Entities in connection with obtaining any Required Approval or any other consents, approvals, waivers, authorizations, novations, notices and filings which are necessary for the effectiveness after Closing of any Material Contract or Licensed Intellectual Property.

            (b) To the extent that: (i) any Required Approval or other consent, approval, waiver, authorization, novation, notice or filing which is necessary for the effectiveness after Closing of any Material Contract or Licensed Intellectual Property cannot be obtained or made and, as a result thereof, the full benefits of such Material Contract or Licensed Intellectual Property cannot be retained by the Company following Closing; and (ii) if such consent, approval, waiver, authorization, novation, notice or filing is a Required Approval, Buyer elects to close the Transaction notwithstanding the failure to receive the same; then, if Buyer so requests, Buyer and Seller will cooperate with each other and enter into such mutually agreeable, reasonable and lawful arrangements (including subcontracting, subleasing or sublicensing, if permitted) to provide to the parties the economic (taking into account all burdens and benefits, including Tax costs and benefits) and operational equivalent, to the extent permitted, of retaining for the Company the full benefit of such Material Contract or Licensed Intellectual Property, as the case may be, and the performance by the Company of all obligations under such Material Contract or Licensed Intellectual Property; provided, however, that Buyer and Seller will not enter into such an arrangement with respect to any Material Contract or Licensed Intellectual Property which is no longer in full force and effect; and provided further that such economic and operational equivalent does not include the provision of lost revenues or profits in the event that any Person (other than the Company) terminates a Material Contract, Licensed Intellectual Property or other prior relationship with the Company by reason of the consummation of the Transaction. Seller will pay to Buyer, when received, all income, proceeds and other monies received by Seller from third parties to the extent related to the Company's intended rights in any such Material Contract or Licensed Intellectual Property, as contemplated by this
Section 2.4(b).

        SECTION 2.5 CLOSING. Closing will take place at the offices of counsel to Buyer, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, at 9:00 a.m., local time, on a mutually agreed date, as soon as practicable after the conditions set forth in Article VIII have been satisfied or waived, or on such other date, or at such other time or place, as the parties may mutually agree. The date in the U.S. on which Closing occurs is called the "CLOSING DATE." The required deliveries at Closing are set forth in Section 2.6 and in
Article VIII.

        SECTION 2.6 BUYER'S FINANCING; GETTY NOTE.

            (a) On or before December 15, 1999, at Buyer's election, Buyer will either:

                   (i) effect Closing by paying to Seller the Purchase Price (net of the Deposit) in federal funds;

                   (ii) effect Closing by: (A) paying to Seller in federal funds the greater of (x) $91,000,000 or (y) the total amount of capital, up to a maximum of the Purchase Price (net of the Deposit), theretofore raised by Getty in the debt and equity markets, including the proceeds of Getty's senior indebtedness (other than $50,000,000 of senior indebtedness incurred for working capital and other non-acquisition purposes); and (B) delivering to Seller (x) the Getty Note in the principal amount of the balance of the Purchase Price (net of the Deposit), duly executed by Getty, and (y) the Getty Security Agreement, duly executed by Getty and each Affiliate of Getty that is a necessary party thereto;

                   (iii) extend Closing, and all of the terms of this Agreement, until February 15, 2000 by paying to Seller in federal funds a non-refundable fee of $2,000,000; or

                   (iv) terminate this Agreement by paying to Seller in federal funds a non-refundable fee of $4,000,000, in which event Seller will also retain the Deposit.

            (b) In the event that Buyer extends Closing as provided by
Section 2.6(a)(iii) (but only in such event), then on or before February 15, 2000, at Buyer's election, Buyer will either:

                   (i) effect Closing by paying to Seller the Purchase Price (net of the Deposit) in federal funds;

                   (ii) effect Closing by: (A) paying to Seller in federal funds the greater of (x) $91,000,000 or (y) the total amount of capital, up to a maximum amount equal to the Purchase Price (net of the Deposit), theretofore raised by Getty in the debt and equity markets, including the proceeds of Getty's senior indebtedness (other than $50,000,000 of senior indebtedness incurred for working capital and other non-acquisition purposes); and (B) delivering to Seller (x) the Getty Note in the principal amount of the balance of the Purchase Price (net of the Deposit), duly executed by Getty, and (y) the Getty Security Agreement, duly executed by Getty and each Affiliate of Getty that is a necessary party thereto; or

                   (iii) terminate this Agreement by paying to Seller in federal funds a non-refundable fee of $2,000,000, in which event Seller will retain both the non-refundable fee provided by Section 2.6(a)(iii) and the Deposit.

            (c) Under all circumstances, each non-refundable fee provided by this Section 2.6, when paid to Seller, will be and remain the property of Seller as liquidated damages and not as a penalty, and Buyer will have no right whatsoever to credit any such non-refundable fee against payment of the Purchase Price or to receive any return thereof, whether upon termination of this Agreement or otherwise. Under no circumstances will the Deposit be credited against the payment of any non-refundable fee provided by this Section 2.6.

              ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER

      Kodak represents and warrants to Buyer as follows:

        SECTION 3.1 ORGANIZATION AND POWER OF SELLER. Kodak is a corporation duly organized, validly existing and in good standing under the laws of New Jersey and has all requisite corporate power and authority to own and operate its assets, to carry on its business as currently conducted, to consummate the Transaction and to perform its obligations hereunder. Kodak is duly qualified to do business and (in the case of U.S. jurisdictions) is in good standing as a foreign corporation in each jurisdiction where such qualification is required, except for failures to be so qualified or in good standing, as the case may be, that would not prevent consummation of the Transaction or materially impair the ability of Kodak to perform its obligations hereunder. Kodak France is a corporation duly organized and validly existing under the laws of France and has all requisite corporate power and authority to own and operate its assets, to carry on its business as currently conducted, to consummate the Transaction and to perform its obligations hereunder.

        SECTION 3.2 ORGANIZATION AND POWER OF TIB AND TIB FRANCE.

            (a) TIB is a corporation duly organized, validly existing and in good standing under the laws of New York and has all requisite corporate power and authority to own and operate its assets and to carry on, directly or indirectly through TIB France and the TIB Subsidiaries, the Business as currently conducted. TIB is duly qualified to do business and (in the case of U.S. jurisdictions) is in good standing as a foreign corporation in each jurisdiction where such qualification is required, except for failures to be so qualified or in good standing, as the case may be, that would not have a Material Adverse Effect.

            (b) TIB France is a corporation duly organized and validly existing under the laws of France and has all requisite corporate power and authority to own and operate its assets and to carry on its portion of the Business as currently conducted. TIB France is duly qualified to do business as a foreign corporation in each jurisdiction where such qualification is required, except for failures to be so qualified that would not have a Material Adverse Effect.

            (c) Seller has heretofore delivered to Buyer true and complete copies of the articles of incorporation and bylaws (or similar governing documents) as in effect as of the date hereof, minute books and stock records of TIB and TIB France.

        SECTION 3.3 CAPITAL STRUCTURE.

            (a) The total authorized capital stock of TIB consists of 90 shares of common stock, par value $0.01 per share, all of which shares are issued and outstanding. All of the TIB Shares have been duly authorized and validly issued and are fully paid and non-assessable. Kodak owns all of the issued and outstanding TIB Shares, free and clear of all Encumbrances except as provided by section 630 of the New York Business Corporation Law. There are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments (other than this Agreement) to issue or sell any shares of capital stock of TIB or any securities or obligations convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock or other equity interests of TIB, and no securities or obligations evidencing such rights are outstanding.

            (b) The total authorized capital stock of TIB France consists of 99,006 shares, par value 50 French francs per share, all of which shares are issued and outstanding. All of the TIB France Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except for directors' qualifying shares, which shares will be transferred at Closing to such Persons as Buyer may designate, Kodak France owns all of the issued and outstanding TIB France Shares, free and clear of all Encumbrances. There are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments (other than this Agreement) to issue or sell any shares of capital stock of TIB France or any securities or obligations convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock or other equity interests of TIB France, and no securities or obligations evidencing such rights are outstanding.

        SECTION 3.4 TIB SUBSIDIARIES AND INVESTMENTS.

            (a) Schedule 3.4(a) sets forth a list of each Subsidiary of TIB and each Subsidiary of TIB France (collectively, the "TIB SUBSIDIARIES"), together with its jurisdiction of organization, and its authorized and outstanding capital stock or other equity interests as of the date hereof. Except as may be set forth on Schedule 3.4(a), each TIB Subsidiary is duly organized, validly existing and (in the case of U.S. jurisdictions) in good standing under the laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its assets and to carry on its portion of the Business as currently conducted, and is duly qualified to do business and (in the case of U.S. jurisdictions) is in good standing as a foreign corporation or other entity in each jurisdiction where such qualification is required, except for failures to be so qualified or in good standing, as the case may be, that would not have a Material Adverse Effect. Seller has heretofore delivered to Buyer true and complete copies of the articles of incorporation and bylaws (or similar governing documents) as in effect as of the date hereof, minute books and stock records of each TIB Subsidiary.

            (b) All of the capital stock of each TIB Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 3.4(a), TIB or TIB France, as the case may be, owns, directly or indirectly, all of the outstanding capital stock or other equity interests of each TIB Subsidiary, free and clear of all Encumbrances except, in the case of each TIB Subsidiary that is incorporated under the Laws of New York, as provided by section 630 of the New York Business Corporation Law. There are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments to issue or sell any shares of capital stock or other equity interest of any TIB Subsidiary or any securities or obligations convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock or other equity interests of any TIB Subsidiary, and no securities or obligations evidencing such rights are outstanding.

            (c) Schedule 3.4(c) sets forth a list of each Person other than a TIB Subsidiary in which TIB or TIB France has an equity ownership interest, together with its jurisdiction of organization, its authorized and outstanding capital stock or other equity interests as of the date hereof, and the respective amounts of capital stock or other equity interests owned by TIB or TIB France, as the case may be, and by each other equity owner as of the date hereof. TIB or TIB France owns, directly or indirectly, the respective amounts of the outstanding capital stock or other equity interests of each such Person set forth on Schedule 3.4(c), free and clear of all Encumbrances except, in the case of each such Person that is incorporated under the Laws of New York, as provided by section 630 of the New York Business Corporation Law.

            (d) Except as set forth in Schedule 3.4(d), there are no outstanding contractual obligations of TIB or TIB France: (i) to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any TIB Subsidiary or any other Person in which TIB or TIB France has an equity ownership interest; or (ii) to make any investment (in the form of a loan, capital contribution or otherwise) in any TIB Subsidiary or any other Person.

        SECTION 3.5 CORPORATE AUTHORIZATION. Seller has full corporate power and authority to execute and deliver this Agreement and each of the Closing Documents, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and each of the Closing Documents have been duly and validly authorized, and no additional corporate authorization or consent is required in connection therewith.

        SECTION 3.6 APPROVALS. Except for the Required Approvals, no consent, approval, waiver, authorization or novation is required to be obtained by Seller or the Company from, and no notice or filing is required to be given by Seller or the Company to or made by Seller or the Company with, any Governmental Entity or other Person in connection with the execution, delivery and performance by Seller of this Agreement and each of the Closing Documents, except for those the failure of which to obtain, give or make would not have a Material Adverse Effect or prevent consummation of the Transaction.

        SECTION 3.7 NON-CONTRAVENTION. The execution, delivery and performance by Seller of this Agreement and each of the Closing Documents, and the consummation of the Transaction, do not and will not (a) violate any provision of the articles of incorporation, bylaws or other organizational documents of Seller or the Company, (b) assuming the receipt or making of all necessary consents, approvals, waivers, authorizations, novations, notices and filings, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of the Company under, or a loss of any benefit to which the Company is entitled under, any Material Contract or any Licensed Intellectual Property, or result in the creation of any Encumbrance upon any assets of the Company, or (c) assuming receipt of all Required Approvals, violate or result in a breach of or constitute a default under any Law, judgment, injunction, order, decree or other restriction of any Governmental Entity to which Seller or the Company is subject; except for, in the cases of the foregoing clauses (b) and (c), conflicts, breaches, terminations, defaults, cancellations, accelerations, losses, violations or Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect or prevent consummation of the Transaction.

        SECTION 3.8 BINDING EFFECT. This Agreement when executed and delivered by Buyer, and each of the Closing Documents when executed and delivered by the parties thereto, will constitute a valid and legally binding obligation of the Seller party thereto, enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        SECTION 3.9 FINANCIAL STATEMENTS; CERTAIN LIABILITIES.

            (a) Annexed hereto as Schedule 3.9(a) are the June 30
Financial Statements. The June 30 Financial Statements have been derived from Seller's Books and Records maintained in the ordinary course of business and from the Company's Books and Records maintained in the Ordinary Course, and fairly present in all material respects the financial position of the Company as of the date thereof and for the period then ended, in accordance with GAAP (except as may be indicated in the notes thereto) and with Seller's internal accounting policies.

            (b) Annexed hereto as Schedule 3.9(b) are the Audited
Financial Statements. The Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and with the requirements of the Securities and Exchange Commission (including Regulation S-X), and include the unqualified opinion of Seller's Auditors with respect thereto, in each case sufficient in all respects for inclusion in a registration statement of Buyer under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Audited Financial Statements present fairly, in all material respects, the consolidated financial position of the Company as of the date thereof and for the period indicated therein.

            (c) The Historical Financial Statements, when delivered in accordance with this Agreement, will have been derived from Seller's Books and Records maintained in the Ordinary Course, and will fairly present in all material respects the financial position of the Company as of the respective dates thereof and for the respective periods indicated, in accordance with GAAP (except as may be indicated in the notes thereto) and with Seller's internal accounting policies.

            (d) Except as set forth in Schedule 3.9(d), there are not (and as of Closing there will not be) any debts, liabilities or obligations of any kind (whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable) of the Company which are required to be disclosed under GAAP or which reflect off-balance sheet financing, other than those (i) reflected or reserved against in the June 30 Financial Statements or (ii) incurred in the Ordinary Course since June 30, 1999. Except as set forth in
Schedule 3.9(d), and except that the June 30 Financial Statements and the Audited Financial Statements only reflect debts, liabilities and obligations existing as of the respective dates thereof, reserves are reflected in the June 30 Financial Statements or the Audited Financial Statements and on the books of account and other financial Books and Records of the Company against all debts, liabilities or obligations of the Company of any kind required by GAAP to be reserved against, in amounts that have been established on a basis consistent with the past practice of the Company and in accordance with GAAP. Except as set forth in Schedule 3.9(d), there are not (and as of Closing there will not be) any outstanding warranty claims against the Company.

        SECTION 3.10  TITLE TO ASSETS. Except for those assets listed on
Schedule 3.10 or Schedule 3.13(g), which are used in the Business but are owned by Kodak or its Affiliates, the Company has and will have at Closing good title to, or a valid license or leasehold interest in, all of the assets used by it in the conduct of the Business, free and clear of all Encumbrances, except for Permitted Encumbrances.

        SECTION 3.11 COMPLIANCE WITH LAWS. The Business is being conducted in compliance with all Laws, and the Company has all Governmental Authorizations necessary for the conduct of the Business as currently conducted, except for those failures of compliance or lack of Governmental Authorizations which would not have a Material Adverse Effect. No suspension or cancellation of any such Governmental Authorization is pending or, to Seller's knowledge, threatened. To Seller's knowledge, the Company has not, during the past three years (or, with respect to issues that remain unresolved on the date hereof, at any time) received any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Law applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in breach or violation of, or default under, any Governmental Authorization, except for those breaches or violations that would not have a Material Adverse Effect.

        SECTION 3.12 LITIGATION AND CLAIMS.

            (a) Except as set forth on Schedule 3.12: (i) there is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or disclosed investigation pending or, to Seller's knowledge, threatened, against the Company or any of its properties; and (ii) neither the Company nor any of its properties is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity of competent jurisdiction or any arbitrator, other than orders, writs, judgments, awards, injunctions or decrees that in the aggregate would not have a Material Adverse Effect.

            (b) There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or disclosed investigation pending or, to Seller's knowledge, threatened, against Seller, except for those that would not prevent consummation of the Transaction or materially impair the ability of Seller to perform its obligations hereunder. Seller is not subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity of competent jurisdiction or any arbitrator, except for those that would not prevent consummation of the Transaction or materially impair the ability of Seller to perform its obligations hereunder.

        SECTION 3.13 INTELLECTUAL PROPERTY.

            (a) Schedule 3.13(a) sets forth a true and complete list of all patents and patent applications, trademarks, service marks, trademark and service mark registrations, and trademark and service mark applications, registered copyrights and copyright applications, and Internet domain names, in each case that are owned by the Company and material to the Business (collectively, together with unregistered copyrights and trade secrets, know-how and similar confidential and proprietary information owned by the Company and material to the Business (which unregistered copyrights and information are not listed on Schedule 3.13(a)), "OWNED INTELLECTUAL PROPERTY").

            (b) Schedule 3.13(b) sets forth a true and complete list of all material computer software developed in whole or in part by or on behalf of the Company (other than the software, if any, that is owned by Kodak or its Affiliates and listed on Schedule 3.13(g)), including such developed computer software and databases that are operated or used by the Company on its web sites or used by the Company in connection with processing customer orders, storing customer information or storing and archiving Images (collectively, "SOFTWARE"). Except for the software, if any, listed on Schedule 3.13(g) and prepackaged third party software, the Software is the only computer software that is material to the Business.

            (c) Schedule 3.13(c) sets forth a true and complete list of all licenses, sublicenses and other agreements pertaining to Intellectual Property or Software to which the Company is a party, including agreements with major Internet service providers and major Internet portals, in each case which are material to the Business (collectively, "LICENSED INTELLECTUAL PROPERTY").

            (d) As used herein:

                   (i) "INTELLECTUAL PROPERTY" means any and all of the following, but excluding Images: (A) U.S., international and foreign patents, patent applications and statutory invention registrations; (B) trademarks, service marks, trade names, trade dress, slogans, logos and Internet domain names, including registrations and applications for registration thereof; (C) copyrights, including registrations and applications for registration thereof; and (D) trade secrets, know-how and similar confidential and proprietary information.

                   (ii) "IMAGE" means a reproduction of any artwork, photograph, still image, motion image, video, motion picture footage, illustration or image of any type.

                   (iii) "APPROVED IMAGES" means Images used or held for use by the Company in connection with the Business for which the Company has the right to grant sublicenses to third parties.

                   (iv) "UNAPPROVED IMAGES" means Images used or held for use by the Company in connection with the Business for which the Company has not been granted the right to grant sublicenses to third parties.

                   (v) "OFFERED IMAGES" means, collectively, Approved Images and Unapproved Images.

                   (vi) "OWNED IMAGES" means Images for which the Company owns the copyright thereto.

                   (vii) "LICENSED IMAGES" means Images for which the Company has licensed rights from a third party.

            (e) The Company's use in the Ordinary Course of the Owned Intellectual Property, Software and Licensed Intellectual Property does not infringe upon or misappropriate the valid Intellectual Property rights, privacy rights or right of publicity of any third party.

            (f) Except as set forth in Schedule 3.13(f), the Company is the owner of the entire and unencumbered right, title and interest in and to each item of Owned Intellectual Property (but for Permitted Encumbrances), and the Company is entitled to use the Owned Intellectual Property, Software, Offered Images and Licensed Intellectual Property in the Ordinary Course.

            (g) Except for the Intellectual Property and software, if any, which is owned by Kodak or its Affiliates and listed on Schedule 3.13(g), the Owned Intellectual Property and the Licensed Intellectual Property include all of the Intellectual Property used in the ordinary day-to-day conduct of the Business, and there are no other items of Intellectual Property that are material to such ordinary day-to-day conduct of the Business. The Owned Intellectual Property and, to Seller's knowledge, the Licensed Intellectual Property, is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part.

            (h) Except as set forth on Schedule 3.13(h), no claims or legal proceedings have been asserted against the Company and not disposed of, or are pending or, to Seller's knowledge, threatened against the Company: (i) based upon or challenging or seeking to deny or restrict the use by the Company of any of the Owned Intellectual Property or Licensed Intellectual Property; (ii) alleging that any services provided by, processes used by, or Images offered by the Company infringe upon or misappropriate any Intellectual Property right of any third party; (iii) alleging that any Intellectual Property licensed to the Company under the Licensed Intellectual Property infringes upon any Intellectual Property right of any third party or is being licensed or sublicensed to the Company in conflict with the terms of any license or other agreement; or (iv) challenging the Company's ownership of the Owned Intellectual Property.

            (i) To Seller's knowledge, no Person is engaged in any activity that infringes upon the Owned Intellectual Property or the Licensed Intellectual Property, except for Persons whose use or presentation of material on web sites may violate the Company's Internet Policing Policy, through the implementation of which the Company has learned of such possible violations. The Internet Policing Policy is described in Schedule 3.13(i). The Company has not granted any license or other right currently outstanding to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property, except for (i) licenses comprising invoices incurred in the Ordinary Course,
(ii) licenses granted pursuant to agreements with franchisees of the Company, and (iii) those licenses set forth in Schedule 3.13(i). The consummation of the Transaction will not result in the termination or impairment of any of the Owned Intellectual Property.

            (j) Except for licenses comprising invoices incurred in the Ordinary Course, Seller has delivered or made available to Buyer correct and complete copies of all licenses and sublicenses of the Licensed Intellectual Property to which the Company is a party. With respect to each such license and sublicense (except for those that expire by their terms prior to Closing):

                   (i) such license or sublicense is valid and binding and in full force and effect and, together with the related invoices, represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

                   (ii) assuming the receipt or making of all necessary consents, approvals, waivers, authorizations, novations, notices and filings in connection with the Transaction (but subject to the provisions of Section 2.4), such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the Transaction, nor will the consummation of the Transaction constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

                   (iii) the Company has not (A) received any notice of termination or cancellation under such license or sublicense, (B) received any notice of a breach or default under such license or sublicense, which breach has not been cured, or (C) granted to any other third party any rights, adverse or otherwise, under such license or sublicense that would constitute a breach of such license or sublicense; and

                   (iv) assuming the receipt or making of all necessary consents, approvals, waivers, authorizations, novations, notices and filings in connection with the Transaction (but subject to the provisions of Section 2.4), neither the Company nor, to Seller's knowledge, any other party to such license or sublicense is in breach or default in any material respect under such license or sublicense and, to Seller's knowledge, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense.

            (k) The Company has obtained all Governmental Authorizations necessary for exporting the Software outside the U.S. or Canada and importing the Software into any country in which the Software is now sold or licensed for use, and all such export and import Governmental Authorizations in the U.S. and Canada and throughout the world are valid, current outstanding and in full force and effect. No rights in the Software have been transferred by the Company to any third party except to the customers of the Company to whom the Company has licensed such Software in the Ordinary Course.

            (l) Except for the software or tools, if any, which are owned by Kodak or its Affiliates and listed on Schedule 3.13(g), the Company has the right to use all software development tools, image processing tools, library functions, compilers and other third party software that is material to the Business or that is required to operate or modify the Software.

            (m) The Internal MIS Systems are Euro Compliant. As used herein, "INTERNAL MIS SYSTEMS" means any computer software and systems (including hardware, firmware, operating system software, utilities and applications software) used by the Company in the Ordinary Course that process financial information and that are material to the operation of the Business, including, where applicable, payroll, accounting, billing/receivables, purchasing, payables, inventory, asset tracking, customer service and human resources. As used herein, "EURO COMPLIANT" means that the Internal MIS Systems will record, store, process and present currency denominated in Euros, in the same manner, and with the same functionality, as the Internal MIS Systems record, store, process and present currencies denominated in U.S. dollars and major European currencies.

            (n) The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and other confidential Intellectual Property. To Seller's knowledge: (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of the Company by any Person; (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets of any other Person in the course of his performance as an employee, independent contractor or agent; and (iii) no employee, independent contractor or agent of the Company is in default or breach of any term of any employment agreement, non-disclosure agreement, non-compete obligation, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

            (o) The trademarks constituting Owned Intellectual Property have been duly registered with, filed in, issued by or applied for with, as the case may be, the United States Patent and Trademark Office or such other appropriate filing offices, domestic or foreign, as are identified on Schedule 3.13(a), and such registrations, filings, issuances, applications and other actions remain in full force and effect, and are current and unexpired.

        SECTION 3.14 IMAGES.

            (a) Except for public domain imagery and except as set forth in Schedule 3.14(a), the Company either owns or licenses all Images used or held for use by the Company in connection with the Business. The Offered Images include all of the Images used or held for use by the Company and material to the operation of the Business as currently conducted. The Company has the right to display, reproduce, distribute, market, transmit electronically (except when expressly prohibited by contract), perform and (except in the case of Unapproved Images) sublicense the use of each Offered Image to the extent required for the continued operation of the Business in a manner consistent with the Company's past practice. To Seller's knowledge, no public domain Image included in the Offered Images requires a license or the payment of a fee for the Company's use thereof in a manner consistent with the Company's past practice.

            (b) Except for Images the rights to which were acquired by the Company pursuant to an artist's agreement, producer's agreement or acquisition agreement providing the Company with indemnification rights, the Company has not granted any license, sublicense or other right to any Person with respect to any Unapproved Images. The Company has not granted any license, sublicense or other right to any Person with respect to any Approved Image that would constitute a breach of any agreement or license pertaining to such Approved Image.

            (c) The display, sale, reproduction, electronic transmission
(except when expressly prohibited by contract), performance, marketing, distribution and sublicensing of the Licensed Images by the Company does not infringe upon the Intellectual Property right, privacy rights or right of publicity of any third party, except in the case of Images as to which artists have granted superseding display rights to galleries. The display, sale, reproduction, electronic transmission (except when expressly prohibited by contract), performance, marketing, distribution and sublicensing of the Licensed Images by the Company does not constitute a breach of any agreement or license to which the Company is a party.

            (d) Except as set forth in Schedule 3.14(d), no claims have been asserted and not disposed of, or are pending or, to Seller's knowledge, threatened against the Company or, to Seller's knowledge, against any customer of the Company or any third party licensor or licensee of Offered Images: (i) based upon or challenging or seeking to deny or restrict the display, sale, reproduction, electronic transmission, performance, marketing, distribution or sublicensing by the Company of any of the Licensed Images; (ii) alleging that the sale, reproduction, distribution or sublicensing of the Licensed Images does or may infringe upon the Intellectual Property rights, privacy rights, or right of publicity of any third party; or
(iii) challenging the ownership of the Owned Images or the Company's rights to the Offered Images. Except as set forth in Schedule 3.14(d), within the past 12 months no Person has requested indemnification from the Company based on the proper use of an Offered Image.

            (e) To Seller's knowledge, no Person is engaging in any activity that infringes upon the Offered Images or upon the rights of the Company therein. The consummation of the Transaction will not result in the termination or impairment of the rights of the Company, as they exist on the date hereof or on the Closing Date, to sell, reproduce, market, transmit electronically, perform, distribute or sublicense any of the Licensed Images.

            (f) Prior to any display, sale, marketing, electronic transmission, performance, reproduction, distribution or sublicensing of any Licensed Image, either: (i) the Company has obtained in writing all such releases and/or other third party consents or authorizations necessary for such display, sale, marketing, electronic transmission, performance, reproduction, distribution or sublicensing; or (ii) the artist providing such Licensed Image has represented and warranted to the Company that he has obtained such releases and/or other third party consents or authorizations. Copies of such releases and/or other third party consents or authorizations are either kept by the Company at its offices or are required to be provided to the Company upon request pursuant to the Company's agreements with the artists providing such Licensed Images. Except as set forth on Schedule 3.14(f), the Company has not entered into any contract under which the Company has assumed any obligation for the storage and handling of Images.

            (g) With respect to each license or agreement by which the Company has obtained the right to display, sell, reproduce, market, transmit electronically, perform, distribute or sublicense the Offered Images or by which the Company has granted to any third party the right to display, sell, reproduce, market, transmit electronically, perform or distribute any Offered Images (except for those that expire by their terms prior to Closing):

                   (i) such license or agreement is legal, valid, binding and enforceable and in full force and effect and, together with the related invoices, represents the entire agreement between the parties thereto with respect to the subject matter thereof;

                   (ii) assuming the receipt or making of all necessary consents, approvals, waivers, authorizations, novations, notices and filings in connection with the Transaction (but subject to the provisions of Section 2.4), such license or agreement will not cease to be legal, valid, binding and enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the Transaction, nor will the consummation of the Transaction constitute a breach or default under such license or agreement, or otherwise give any party thereto a right to terminate such license or agreement;

                   (iii) the Company has not: (A) received any notice of termination or cancellation under such license or agreement, and no party thereto has any right of termination or cancellation thereunder except in accordance with its terms; (B) received any notice of a breach or default under such license or agreement which breach or default has not been cured; and (C) granted to any other Person any rights, adverse or otherwise, under such license or agreement; and

                   (iv) assuming the receipt or making of all necessary consents, approvals, waivers, authorizations, novations, notices and filings in connection with the Transaction (but subject to the provisions of Section 2.4), neither the Company nor, to Seller's knowledge, any other party to such license or agreement is in breach or default thereof in any material respect and, to Seller's knowledge, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or agreement.

            (h) Schedule 3.14(h) identifies each contract providing the Company with the right to display, reproduce, distribute or sublicense the use of any Image owned or controlled by a third party that has, since January 1, 1998, been terminated or revoked by either the Company or the third party.

        SECTION 3.15 TAX MATTERS.

            (a) The Company (and each affiliated, unitary or combined group of which the Company is or has been a member) has timely filed, or has timely filed for an extension for the filing of, all federal, state, local and foreign income and franchise Tax Returns and all other material Tax Returns that are required to be filed by it on or before the date hereof, and all Taxes owed by the Company (whether or not shown on any Tax Return) and due on or before the date hereof have been paid. The Financial Statements reflect an adequate accrual, based on the facts and circumstances existing as of the respective dates thereof, for all Taxes payable by the Company through the respective dates thereof.

            (b) There are no deficiencies for any Taxes proposed, asserted or assessed against the Company, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority.

            (c) The Company has complied with all Laws relating to the payment and withholding of employment Taxes and has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other Person.

            (d) The income and franchise Tax Returns of the Company have been examined by and settled with the Internal Revenue Service or other relevant taxing authority (or the applicable statute of limitations has expired) for all years through December 31, 1989. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

            (e) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company.

            (F) The Company is not bound by any agreement (either with any Person or with any taxing authority) with respect to Taxes.

            (g) The Company has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of section 355(e) of the Code) in conjunction with the Transaction.

            (h) Since 1991, the Company has not been a member of an affiliated, unitary or combined group of corporations (within the meaning of section 1504 of the Code and any analogous provision of other Law) other than the affiliated group of which Kodak is the common parent.

            (i) The Company has not filed a consent pursuant to the provisions of section 341(f) of the Code (or any corresponding provision of state or local Law) or agreed to have section 341(f)(2) of the Code (or any corresponding provision of state or local Law) apply to any disposition of any asset owned by the Company.

            (j) The Company has not agreed to make, nor is required to make, any adjustment under section 481(a) of the Code or any similar provision of other Law by reason of a change in accounting methods or otherwise.

            (k) No property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of section 168(h)(1) of the Code,
(iii) "tax-exempt bond financed property" within the meaning of section 168(g) of the Code, or (iv) "limited use property" (as that term is used in Rev. Proc. 76-30).

            (l) Except for Internal Revenue Service audits of Kodak, as the common parent, for tax years ending after December 31, 1989, which do not raise issues pertaining to the Company, no audit or other administrative or court proceedings are pending with respect to Taxes of the Company and no notice thereof has been received. No issue has been raised by any taxing authority in any presently pending or prior audit that could be material and adverse to the Company for any period after the Closing.

            (m) No claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to income or franchise taxation in that jurisdiction.

            (n) The Company is not a party to any contract, agreement or other arrangement that provides for the payment of any amount that would not be deductible by reason of section 280G of the Code.

            (o) Seller has delivered or made available to Buyer true and complete copies of (i) all income and franchise Tax Returns of the Company (or the portion of any affiliated, unitary or combined Tax Return relating to the Company) for the preceding three taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to Taxes of the Company.

        SECTION 3.16 EMPLOYEE BENEFITS.

            (a) All Company Benefit Plans covering active and retired U.S. employees of the Company (collectively, "U.S. COMPANY BENEFIT PLANS") and, to Seller's knowledge, all Company Benefit Plans covering active and retired non-U.S. employees of the Company (other than those which provide terms solely mandated by local Law), are listed on Schedule 3.16(a). True and complete copies of all U.S. Company Benefit Plans, including any trust instruments and insurance contracts forming a part of any U.S. Company Benefit Plans, all amendments thereto, the most recent summary plan descriptions related thereto, the most recent actuarial reports and financial statements related thereto and, as applicable, the three most recent Internal Revenue Service Form 5500 filings, have been provided or made available to Buyer.

            (b) Schedule 3.16(b) sets forth a list of all plans that cover U.S. Applicable Employees prior to Closing and would constitute U.S. Company Benefit Plans if such plans were maintained by the Company, but which are instead maintained by Kodak or its other Affiliates.

            (c) Schedule 3.16(c) separately identifies all Company Benefit
Plans as to which all liabilities are not fully funded as of Closing through insurance, annuity or similar contract or trust, or which are not fully reserved on the June 30 Financial Statements or the Audited Financial Statements.

            (d) Each U.S. Company Benefit Plan that is intended to be qualified under section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and, to Seller's knowledge, there are no circumstances that could reasonably be expected to result in any failure of such plans to be so qualified. Except as disclosed on
Schedule 3.16(d), there is no material litigation pending or, to Seller's knowledge, overtly threatened against Seller or the Company relating to any Company Benefit Plan. Seller has not engaged in any transactions with respect to the U.S. Company Benefit Plans that could subject Seller or its Affiliates to a material Tax or penalty imposed under section 4975 of the Code or section 502 of ERISA.

            (e) All Company Benefit Plans comply in all material respects with all Laws.

        SECTION 3.17 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule
3.17:

            (a) The Company has obtained, currently maintains and is in material compliance with all Environmental Permits that are required for the lawful operation of the Business. Each such Environmental Permit is valid, subsisting and in good standing. No proceeding is pending or, to Seller's knowledge, threatened and, to Seller's knowledge, no grounds exist, to revoke or limit any such Environmental Permit. The Company is in material compliance with and not in default under any Environmental Law.

            (b) There have been no Releases by the Company of any Hazardous Substances into, on, around, from or under any of the properties or assets owned or operated (or formerly owned or operated) by the Company, in any case in such a way as to create any Environmental Costs and Liabilities in excess of $50,000. None of the operations of the Company involves the generation, treatment, storage or disposal of any Hazardous Substance.

            (c) During the past three years (or, with respect to issues that remain unresolved on the date hereof, at any time), the Company has not:
(i) received any notice of, nor is there now pending or, to Seller's knowledge, threatened, any legal proceeding or claim against the Company alleging the violation of any Environmental Law or Environmental Permit by the Company; (ii) settled any allegation of violation of Environmental Law or Permit prior to prosecution; (iii) received any notices, orders or directives from any Governmental Entity or arising under any Environmental Permit nor, to Seller's knowledge, is any federal, state or local investigation now pending or threatened respecting (A) Environmental Laws, (B) Remedial Action or (C) the Release or threatened Release of any Hazardous Substance, in each case with respect to the Business or any of the properties or assets owned, operated or occupied (or formerly owned, operated or occupied) by the Company; or (iv) received written notice of any violation by or claim under any Environmental Law that is reasonably likely to result in Environmental Costs and Liabilities in excess of $50,000.

            (d) Seller has delivered or provided to Buyer true and complete copies of all environmental audits, evaluations, assessments, studies and tests relating to the Business or the Company's ownership or use of the properties or assets of the Company within the past five years which are, or with reasonable effort could be, within the possession or control of Seller or the Company.

            (e) No written claims have been made, and no suits or proceedings are pending or, to Seller's knowledge, threatened, by any employee against the Company that are premised on exposure to asbestos or asbestos-containing material or PCBs.

            (f) To Seller's knowledge, no underground storage tanks, abandoned wells or landfills are located on any real property owned, operated or occupied by the Company.

        SECTION 3.18 LABOR MATTERS.

            (a) Except as set forth on Schedule 3.18(a), the Company is not a party to or bound by any labor agreement, union contract or collective bargaining agreement respecting the Applicable Employees, no collective bargaining agreement is being negotiated by the Company and Seller has no knowledge of any activities or proceedings of any labor union to organize any of the Company's employees. There is no labor dispute, strike or work stoppage against the Company pending or, to Seller's knowledge, threatened, and since January 1, 1997 the Company has not experienced any material work stoppage or other material labor difficulty.

            (b) The Company is not delinquent in payments to any of its officers, directors, employees or agents for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such officers, directors, employees or agents. At Closing the Company will have no severance obligations for employment terminations prior to Closing other than obligations pursuant to the Company Severance Policies. Except for employees subject to (i) the employment agreements listed on Schedule 3.19 (true and complete copies of which (or, in the case of agreements providing terms solely mandated by local Law, a form thereof) have been furnished to Buyer), or (ii) the agreements contemplated by
Section 6.8, all employees of the Company are employed at will.

            (c) Except to the extent set forth in Schedule 3.18(c), to Seller's knowledge: (i) the Company is and within the past three years has been in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such Laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in and has not within the past three years engaged in any unfair labor practice; (ii) to Seller's knowledge, no investigation or review by or before any Governmental Entity concerning any possible conflicts with or violations of any such Laws by the Company is pending, nor is any such investigation threatened, nor has any such investigation occurred during the last three years, and no Governmental Entity has provided any notice to the Company or otherwise asserted an intention to conduct any such investigation or review.

        SECTION 3.19 MATERIAL CONTRACTS.

            (a) Schedule 3.19 contains a true and complete list of each of the following contracts and agreements (whether written or oral) to which the Company is a party or by which the Company is obligated (collectively, "MATERIAL CONTRACTS"):

                   (i) each contract and agreement having a value or consideration of $100,000 or more and providing for the purchase or lease of personal property from any supplier or the furnishing of services to the Company;

                   (ii) each broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, license, agency, sales promotion, market research, marketing, consulting and advertising contract and agreement or any other contract that compensates any Person based on any sales by the Company;

                   (iii) each lease and sublease of real property;

                   (iv) each contract and agreement relating to indebtedness, other than trade indebtedness, of the Company;

                   (v) each contract and agreement with any Governmental Entity other than standard form end-user licenses;

                   (vi) each contract and agreement that limits or purports to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

                   (vii) each contract and agreement containing confidentiality requirements (including all nondisclosure agreements, but excluding all contracts containing confidentiality restrictions entered into in the Ordinary Course which do not restrict the conduct of the Company's business);

                   (viii) each contract and agreement relating to trafficking arrangements, domain name registration and customer lists;

                   (ix) each contract and agreement relating to the license, purchase, right to use or other supply of Images to the Company;

                   (x) each contract and agreement relating to employment, consulting, severance or similar issues with any current or former employee, consultant or agent of the Company other than the Executives; and

                   (xi) each other contract and agreement, whether or not made in the Ordinary Course, which in the good faith judgment of Kodak is material to the Company.

            (b) Except for those that expired by their terms prior to Closing, and assuming the receipt or making of all necessary consents, approvals, waivers, authorizations, novations, notices and filings in connection with the Transaction (but subject to the provisions of Section 2.4): (i) each Material Contract is valid and binding on the Company and on the other parties thereto in accordance with its terms, and is in full force and effect, subject to bankruptcy and equitable remedies qualifications; (ii) no rights or benefits of any Person party to a Material Contract have been (or will be) accelerated or increased, nor will any party to a Material Contract be entitled to cancel, suspend or terminate or diminish the rights of the Company (or its successor) under any Material Contract, as a result of the consummation of the Transaction; and (iii) the Company is not in breach of, or default under, any Material Contract and, to Seller's knowledge, no other party to any Material Contract is in breach thereof or default thereunder.

            (c) Seller has heretofore made available to Buyer copies of all contracts and agreements between the Company and either Executive, and the Company has no oral agreements with either Executive.

        SECTION 3.20 UNIFORM FRANCHISE OFFERING CIRCULAR. The Company has delivered a Uniform Franchise Offering Circular to each U.S. licensee or franchisee of the Company, together with all updates and amendments thereto, as required by Law (collectively, the "OFFERING DOCUMENTS"). Each Offering Document complied in all material respects with all applicable Laws and none of the Offering Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        SECTION 3.21 RELATIONSHIPS WITH FRANCHISEES, LICENSEES, CUSTOMERS, SUPPLIERS, ETC. Except as set forth on Schedule 3.21, since January 1, 1997: (a) there has not been any termination of the business relationship of the Company with any franchisee or material licensee, customer or supplier; (b) to Seller's knowledge, there has not been any threatened termination or withholding of payments by, or any material dispute with, any franchisee or material licensee, customer or supplier; and (c) neither Seller nor the Company has received any notice or been informed that any such event will occur in the future, either as a result of the consummation of the Transaction or otherwise. Except as set forth on Schedule 3.21, the Company is not currently in dispute over any terms of any contract or agreement to which the Company and any franchisee or material licensee, customer or supplier is a party.

        SECTION 3.22 ABSENCE OF CERTAIN DEVELOPMENTS.

            (a) Except as expressly contemplated by this Agreement, as set forth in Schedule 3.22, between June 30, 1999 and the date hereof:

                   (i) [intentionally omitted]

                   (ii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company having a replacement cost of more than $25,000 for any single loss or $50,000 for all such losses;

                   (iii) there has not been any grant of any stock option or right to purchase shares of the stock of the Company;

                   (iv) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;

                   (v) except pursuant to the Retention Plan, and except for obligations expressly assumed by Seller under Section 6.8, the Company has not awarded or paid any bonuses to employees of the Company, or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's directors, officers, employees, agents or representatives, or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the Ordinary Course and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company);

                   (vi) there has not been any change by the Company in accounting or Tax reporting principles, methods or policies;

                   (vii) the Company has not entered into any transaction or contract or conducted its business other than in the Ordinary Course;

                   (viii) the Company has not failed to pay and discharge promptly current liabilities except where disputed in good faith by appropriate proceedings;

                   (ix) the Company has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Affiliate of the Company (other than the payment of trade payables in the Ordinary Course);

                   (x) the Company has not mortgaged, pledged or subjected to any Encumbrance any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any of its assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the Ordinary Course;

                   (xi) the Company has not discharged or satisfied any Encumbrance, or paid any obligation or liability (fixed or contingent), except in the Ordinary Course and which, in the aggregate, would not be material to the Company;

                   (xii) the Company has not cancelled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any contract or right except in the Ordinary Course and which, in the aggregate, would not be material to the Company;

                   (xiii) the Company has not made or committed to make any capital expenditures or capital additions or betterments in excess of $100,000 individually;

                   (xiv) the Company has not instituted or settled any material litigation, suit, claim, action, proceeding or investigation of any kind; and

                   (xv) the Company has not agreed to do anything set forth in this Section 3.22.

        SECTION 3.23 CERTAIN INTERESTS.

            (a) Except as set forth on Schedule 3.23, no Affiliate of Kodak nor, to Seller's knowledge, any Affiliate (other than an Affiliate of Kodak), officer or director of the Company or any immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                   (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company, provided, however, that the ownership of securities representing no more than 1 percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any U.S. securities exchange or traded actively in the U.S. over-the-counter market, will not be deemed to be a "financial interest" as long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

                   (ii) owns, directly or indirectly, in whole or in part, or has any other interest in, any tangible or intangible property which the Company uses or has used in the conduct of the Business or otherwise (except for any such ownership or interest resulting from the ownership of securities in a public company);

                   (iii) has outstanding any indebtedness to the Company; or

                   (iv) is a party to any contract with the Company, or is owed by the Company any obligation of any nature whatsoever, except for the payment of employee compensation, the advancement of expenses or indemnification obligations, and the payment of trade payables, in each case in the Ordinary Course.

        SECTION 3.24 INSURANCE POLICIES. Schedule 3.24 sets forth a true and complete list and description (including face amount of policy, name of insured, carrier, premium, expiration date and whether it is a "claims made" or an "occurrence" policy) of all insurance policies held by the Company. All premiums due to the date hereof on such policies have been paid. There are no pending claims made against the Company that are covered by insurance. The Company has not failed to give any notice or present any claim under any such policy in a timely fashion, except where such failure would not prejudice the ability of the Company to make a claim and result in a Material Adverse Effect. Such insurance to the date hereof has (a) been maintained in full force and effect and (b) not been canceled or changed, except to extend the maturity dates thereof.

        SECTION 3.25 BANKS. Schedule 3.25 sets forth the name of each bank in which the Company has an account, lockbox or safe deposit box, and the names of all Persons authorized to draw thereon or have access thereto.

        SECTION 3.26 YEAR 2000 COMPLIANCE. The Company has (a) undertaken an assessment of those Company Systems that could be adversely affected by a failure to be Year 2000 Compliant, (b) developed a plan and time line for rendering such Company Systems Year 2000 Compliant, a copy of which is annexed as Schedule 3.26 (the "YEAR 2000 PLAN"), and (c) to date, implemented such plan in accordance with such timetable in all material respects. Based on such inventory, review and assessment, except as set forth in Schedule 3.26 all Company Systems are Year 2000 Compliant or are expected to be Year 2000 Compliant as of January 1, 2000. Seller and the Company estimate that the total remaining cost from the date hereof to execute the Year 2000 Plan is $150,000. As used herein, "COMPANY SYSTEMS" means all computer hardware, software, systems and equipment embedded within or material to or necessary for the Company to carry on the Business as currently conducted. As used herein, "YEAR 2000 COMPLIANT" means that the Company Systems provide uninterrupted millennium functionality in that the Company Systems will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Company Systems record, store, process and present calendar dates falling on or before December 31, 1999.

        SECTION 3.27 ACCOUNTS RECEIVABLE. The accounts receivable shown in the June 30 Financial Statements arose in the Ordinary Course. The allowances for doubtful accounts and returns set forth in the June 30 Financial Statements have been prepared in the Ordinary Course. The accounts receivable of the Company arising after June 30, 1999 and prior to Closing arose or will arise in the Ordinary Course. None of the accounts receivable are subject to any material asserted claim of offset or recoupment or counterclaim and Seller has no knowledge of any specific facts that would be reasonably likely to give rise to any such claim. No material amount of accounts receivable are contingent upon the future performance by the Company of any obligation and no agreement for deduction or discount has been made with respect to any material amount of accounts receivable.

        SECTION 3.28 BOOKS AND RECORDS. The minute books and other similar records of TIB contain true and complete registers of the shareholders and records of all actions taken at any meetings of shareholders, boards of directors or any committee thereof and all written consents executed in lieu of the holding of any such meetings, except that the minutes of the March 12, 1999 meeting of the board of directors of TIB exist in draft form only. As of the Closing Date, the minute books and other similar records of TIB France and each TIB Subsidiary will contain true and complete registers of the shareholders and records of all actions taken at any meetings of shareholders, boards of directors or any committee thereof and all written consents executed in lieu of the holding of any such meetings. The accounting Books and Records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with Seller's internal policies.

        SECTION 3.29 NO MISREPRESENTATION. No representation or warranty of Seller contained in this Agreement or in the Closing Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

        SECTION 3.30 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of Seller or any Affiliate of Seller who might be entitled to any fee or commission from Buyer, any Affiliate of Buyer or the Company in connection with the Transaction.

        SECTION 3.31 BUYER'S REPRESENTATIONS AND WARRANTIES. Seller acknowledges that except for the representations and warranties contained in
Article IV of this Agreement, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

               ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER

      Getty represents and warrants to Seller as follows:

        SECTION 4.1 ORGANIZATION AND POWER OF BUYER. Getty is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own and operate its assets, to carry on its business as currently conducted, to consummate the Transaction and to perform its obligations hereunder. Getty is duly qualified to do business and (in the case of U.S. jurisdictions) is in good standing as a foreign corporation in each jurisdiction where its ownership or operation of its assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that would not prevent consummation of the Transaction or materially impair the ability of Getty to perform its obligations hereunder. On the Closing Date, each Affiliate Buyer will be a corporation duly organized, validly existing and (in the case of U.S. jurisdictions) in good standing under the laws of the jurisdiction of its incorporation and will have all requisite corporate power and authority to own and operate its assets, to carry on its business as then conducted, to consummate the Transaction and to perform its obligations hereunder. Except for directors' qualifying shares (if any), Getty owns all of the outstanding capital stock or other equity interest of each Affiliate Buyer.

        SECTION 4.2 CORPORATE AUTHORIZATION. Buyer has full corporate power and authority to execute and deliver this Agreement and each of the Closing Documents, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and each of the Closing Documents have been duly and validly authorized and no additional corporate authorization or consent is required in connection therewith.

        SECTION 4.3 APPROVALS. Except for the Required Approvals, no consent, approval, waiver, authorization or novation is required to be obtained by Buyer from, and no notice or filing is required to be given by Buyer to or made by Buyer with, any Governmental Entity or other Person in connection with the execution, delivery and performance by Buyer of this Agreement and each of the Closing Documents, except for those the failure of which to obtain, give or make would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder.

        SECTION 4.4 NON-CONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and each of the Closing Documents, and the consummation of the Transaction, do not and will not (a) violate any provision of the articles of incorporation, bylaws or other organizational documents of Buyer, (b) assuming receipt of all Required Approvals, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Buyer under, any agreement, contract, lease, sublease, arrangement, commitment or license to which Buyer is a party or by which any of is assets are bound, or (c) assuming receipt of all Required Approvals, violate or result in a breach of or constitute a default under any Law, judgment, injunction, order, decree or other restriction of any Governmental Entity to which Buyer is subject, except for, in the cases of the foregoing clauses (b) and (c), conflicts, breaches, terminations, defaults, cancellations, accelerations or violations that would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder.

        SECTION 4.5 BINDING EFFECT. This Agreement when executed and delivered by Seller, and each of the Closing Documents when executed and delivered by the parties thereto, will constitute a valid and legally binding obligation of the Buyer party thereto, enforceable against such Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        SECTION 4.6 FINANCING. On the Closing Date, Buyer will have sufficient funds to consummate the Transaction and to perform its obligations hereunder, or will have full corporate and contractual power and authority to execute and deliver to Seller the Getty Note and the Getty Security Agreement.

        SECTION 4.7 INVESTMENT INTENT. Buyer acknowledges that the TIB Shares and the TIB France Shares have not been registered under any Securities Laws. Buyer is acquiring the TIB Shares and the TIB France Shares hereunder for Buyer's own account, for investment, and not with a view to, or for resale in connection with, any distribution thereof, and Buyer has no present intention of selling or otherwise transferring the TIB Shares or the TIB France Shares or any interest therein, except for Getty's assignment of rights to Affiliate Buyers as contemplated by Section 2.3. Buyer acknowledges and agrees that the TIB Shares and the TIB France Shares may not be sold, transferred, pledged or otherwise disposed of except in compliance with Securities Laws.

        SECTION 4.8 LITIGATION AND CLAIMS. There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or disclosed investigation pending or, to Buyer's knowledge, threatened, against Buyer, except for those that would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder. Buyer is not subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity of competent jurisdiction or any arbitrator, except for those that would not prevent consummation of the Transaction or materially impair the ability of Buyer to perform its obligations hereunder.

        SECTION 4.9 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any Affiliate of Buyer who might be entitled to any fee or commission from Seller or any Affiliate of Seller in connection with the Transaction.

        SECTION 4.10. SELLER'S REPRESENTATIONS AND WARRANTIES. Buyer acknowledges that except for the representations and warranties contained in
Article III of this Agreement, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller.

                          ARTICLE V. CERTAIN COVENANTS

        SECTION 5.1 ACCESS.

            (a) Prior to Closing, Seller will permit Buyer and its representatives to have reasonable access, at reasonable times, upon reasonable advance notice and subject to reasonable security requirements, to the Books and Records of the Company, to the employees, consultants, agents and other personnel of the Company, to the employees, consultants and other personnel of Seller having knowledge of the Company and the Business, and to the locations at which the Business is conducted or at which any Books and Records are located. Seller will furnish to Buyer any financial and operating data and other information that is available with respect to the Company as Buyer from time to time reasonably requests (it being understood that in no event will Buyer have access to Seller's consolidated U.S. federal, state or local Tax Returns), and will cause its employees, counsel, independent accountants and financial advisors to cooperate with Buyer in its investigation of the Company. During the period from the date hereof through Closing, Seller will (or will cause the Company to) furnish to Buyer (i) a copy of each Tax Return filed by the Company with any taxing authority and (ii) monthly and other interim financial statements in the form prepared by the Company for its internal use. Notwithstanding the provisions of this Section 5.1(a), Buyer will have no access to any information the provision of which to Buyer would violate any Law; provided, however, that within ten days prior to the Closing Date, reasonable access to such information will be provided to Buyer's counsel at reasonable times, upon reasonable advance notice and subject to reasonable security requirements.

            (b) For ten years following the Closing Date in the case of Tax Books and Records, and for five years following the Closing Date in the case of other Books and Records, Buyer will keep and maintain all Books and Records of the Company in existence on the Closing Date; provided, however, that prior to expiration of such applicable period, Buyer may dispose of such Books and Records after reasonable notice offering the same to Seller.

            (c) Following Closing, and upon the reasonable request of Seller, Buyer will, during the periods provided by Section 5.1(b) and to the extent permitted by Law and applicable confidentiality obligations, grant to Seller and its representatives (with reimbursement of Buyer's reasonable and necessary out-of-pocket expenses incurred in complying with such request) reasonable access, during normal business hours, upon reasonable notice and subject to reasonable security requirements, to inspect and copy the Books and Records referred to in Section 5.1(b).

            (d) Buyer may require, as a condition to the delivery of any Books and Records under Section 5.1(b) and the grant of access under Section 5.1(c), that Seller execute and deliver to Buyer a customary confidentiality and non-disclosure agreement, in form and substance reasonably satisfactory to Buyer, with respect to the materials to be delivered to or examined by Seller or its representatives.

            (e) No investigation by any party made heretofore or hereafter will affect the respective representations and warranties of the parties contained herein and each such representation and warranty will survive such investigation as provided in this Agreement.

        SECTION 5.2 CONDUCT OF BUSINESS. During the period from the date hereof to Closing, except as otherwise expressly contemplated by this Agreement or as Buyer otherwise agrees in writing in advance, Seller will cause the Company to conduct the Business only in the Ordinary Course and to use its commercially reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, except as expressly provided in this Agreement or as otherwise agreed by the parties in writing, and except as set forth on
Schedule 5.2, from the date hereof to Closing, Seller will not cause or permit the Company to, without the prior written consent of Buyer:

            (a) amend or propose to amend its certificate or articles of incorporation or by-laws or equivalent organizational documents;

            (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents of the Company (including stock appreciation rights), or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

            (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire any of its securities or any securities of its Subsidiaries;

            (d) (i) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any other Person; (ii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly-owned Subsidiaries of the Company); (iii) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; or (iv) mortgage or pledge any of its assets, tangible or intangible, or create or knowingly suffer to exist any Encumbrance thereupon;

            (e) enter into, adopt or (except as may be required by Law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (except, in the case of employees who are not officers or directors, for normal compensation increases in the Ordinary Course) increase in any manner the compensation or benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including the granting of stock options, restricted stock, stock appreciation rights or performance units or past service credit under any Company Benefit Plan);

            (f) acquire, sell, lease or dispose of any assets outside the Ordinary Course or any assets which in the aggregate are material to the Company, taken as a whole, or enter into any contract, agreement, commitment or transaction outside the Ordinary Course;

            (g) change any of the accounting principles or practices used by it;

            (h) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) authorize any new capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $500,000; (iii) settle any litigation for amounts in excess of $50,000 individually or $250,000 in the aggregate; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

            (i) settle or compromise any Tax liability or waive or extend the statute of limitations in respect of any Taxes;

            (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course, or in accordance with their terms, of liabilities reflected or reserved against in the June 30 Financial Statements or incurred in the Ordinary Course since June 30, 1999;

            (k) enter into any contract, agreement or understanding that would, if in existence on the date hereof, constitute a Material Contract, or amend, modify, renegotiate, renew, extend or terminate any Material Contract, in each case except in the Ordinary Course;

            (l) take, or agree in writing or otherwise to take, any of the actions described in this Section 5.2 or any action that would (i) make any of the representations or warranties of Seller contained herein that are qualified by materiality or Material Adverse Effect to be untrue or incorrect, or (ii) make any other representation or warranty of Seller contained herein to be untrue or incorrect in any material respect, or (iii) result in any of the conditions set forth in Article VIII not being satisfied; or

            (m) transfer employees from Seller or any Affiliate of Seller to the Company.

        SECTION 5.3  REASONABLE EFFORTS; FURTHER ASSURANCES.

            (a) During the period from the date hereof to Closing (but subject to Section 5.4(e)), Seller and Buyer will cooperate and use commercially reasonable efforts to fulfill the conditions precedent to its own and the other parties' obligations hereunder, including taking or causing to be taken all actions necessary, proper or advisable to obtain as promptly as practicable all Required Approvals. Without limiting the generality of the foregoing, Buyer and Seller will cooperate fully with each other to file promptly documentary materials required by or necessary to obtain approval or clearance under Antitrust Laws or in connection with the matters contemplated by Article VI.

            (b) Seller and Buyer will cooperate and use their respective commercially reasonable efforts to comply with all Laws in furtherance of the Transaction, including the execution of additional agreements, instruments and documents that may be required by local Law. Subject to the provisions hereof, from time to time after the Closing Date, each party will promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by any other party and necessary for the other party to satisfy its obligations hereunder or to obtain the benefits contemplated hereby.

        SECTION 5.4 ANTITRUST AND COMPETITION LAWS.

            (a) Seller and Buyer will cooperate with each other and oppose vigorously and use their commercially reasonable efforts to prevent the entry in a proceeding or administrative action brought under any Antitrust Law by any Governmental Entity or any other Person of any permanent or preliminary injunction or other order, decree or ruling that would make consummation of the Transaction in accordance with the terms of this Agreement unlawful or that would prevent or materially delay, restrain, enjoin or otherwise prohibit such consummation.

            (b) Notwithstanding Seller's and Buyer's obligations pursuant to Section 5.4(a), in the event that such an injunction or order, decree or ruling has been issued in a proceeding or administrative action, Seller and Buyer will promptly take any and all steps, including the appeal thereof or the posting of a bond, necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by the parties on the date hereof.

            (c) Seller and Buyer will use their respective commercially reasonable efforts to take promptly all other actions and to do all other things necessary, proper or advisable to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Entity or any other Person to the consummation of the Transaction by Seller and Buyer in accordance with the terms of this Agreement.

            (d) Seller and Buyer will use their respective commercially reasonable efforts to include the other party in all conversations, discussions, hearings or other meetings, whether in person or by telephone, that it or its representatives has with any Governmental Entity with respect to the Transaction, and ensure that the other party promptly receives all notifications, letters, facsimiles or other written documentation sent to or by any Governmental Entity to the extent that they relate to the Transaction.

            (e) Notwithstanding the foregoing, nothing contained in this Agreement will obligate any party to agree to any disposition of assets, separate management agreement or any other restriction or limitation on its current or future business or activity.

        SECTION 5.5 SELLER'S TRADEMARKS AND OTHER INTELLECTUAL PROPERTY.

            (a) Buyer acknowledges that neither Buyer nor any of its Affiliates will have, whether by virtue of this Agreement or otherwise, any right, title or interest in or to, or any right to use, any of Seller's Intellectual Property (including any of Seller's trade dress, trade names, trademarks, service marks, logos, identification or names). At all times after the date hereof, neither Buyer nor any of its Affiliates will use or attempt to register any trade dress, trade name, trademark, service mark, logo, identification or name which is confusingly similar to any trade dress, trade name, trademark, service mark, logo, identification or name of Seller currently used by Seller or any of its Affiliates.

            (b) Without limiting the generality of Section 5.5(a), at all times after the date hereof, neither Buyer nor any Affiliate of Buyer will have any rights to use any of the following names or symbols: "KODAK," the KODAK corporate symbol, the KODAK Service logo and all other trade names of Seller or its Affiliates currently used by Seller or any of its Affiliates.

        SECTION 5.6 CONFIDENTIALITY.

            (a) At all times after the date hereof, Seller will treat as confidential and will safeguard any and all information, knowledge and data in its possession which is owned by the Company (the "COMPANY CONFIDENTIAL INFORMATION"), in each case by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as Seller uses with respect to its own confidential and proprietary information.

            (b) At all times after the date hereof, Buyer will treat as confidential and will safeguard any and all information, knowledge or data relating to the business of Seller and its Affiliates, not related to the Company or the Business, that has become or becomes known to Buyer as a result of the Transaction and Buyer's due diligence investigations in connection therewith, except in each case as expressly agreed to by Kodak in writing. If for any reason the Transaction is not consummated, the foregoing obligation of Buyer will also pertain to all information, knowledge or data relating to the Company or the Business and, subject to the provisions of Section 5.6(c), Buyer will neither use nor disclose any of such information, knowledge or data. With respect to all such information, knowledge or data, (i) Buyer will use the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as Buyer uses in the protection of other proprietary information of Buyer, and (ii) nothing contained in this Section 5.6(b) will prevent the disclosure of any such information, knowledge or data to any directors, officers, employees, agents and representatives of Buyer to whom such disclosure is necessary or desirable in the conduct of the Business if such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to comply with the provisions of this Section 5.6(b).

            (c) Nothing contained in this Section 5.6 will in any way restrict or impair the right of either party or its Affiliates (collectively, the "RECEIVING PARTY") to use, disclose or otherwise deal with information of the other party or its Affiliates (collectively, the "DISCLOSING PARTY") which:
(i) is or becomes a matter of public knowledge through no fault of the Receiving Party or its agents or representatives; (ii) was already in the Receiving Party's possession at the time of disclosure of the information to the Receiving Party, and was not acquired, directly or indirectly, under any obligation of confidentiality to the Disclosing Party or to any other Person; (iii) is rightfully received by the Receiving Party from a Person having no duty of confidentiality to the Disclosing Party or any other Person; (iv) was disclosed by the Disclosing Party to another Person having no duty of confidentiality to the Disclosing Party; (v) is independently developed by the Receiving Party;
(vi) is disclosed pursuant to legal process after prior notice to the Disclosing Party; or

(vii) is disclosed by the Receiving Party with the Disclosing Party's prior written consent; provided, however, that nothing in this Section 5.6(c) will give Seller or its Affiliates the right to use, disclose or otherwise deal with Company Confidential Information solely by reason of or incidental to Seller's ownership or prior ownership of the Company. The Receiving Party will have the burden of proving the applicability of any provision of this Section 5.6(c) to any particular set of facts.

        SECTION 5.7 PUBLIC DISCLOSURE. Each of the parties agrees that through announcement of Closing of the Transaction (or, if applicable, announcement of termination of this Agreement), except as may be required to comply with the requirements of any Law, and the rules and regulations of each stock exchange upon which the securities of any of the parties is listed, no press release or similar public announcement or communication will be made concerning the execution, performance or termination of this Agreement unless specifically approved in advance by Kodak and Getty.

        SECTION 5.8 NOTICE OF CERTAIN MATTERS.

            (a) Each party will give the other prompt notice of the occurrence or non-occurrence of any event that causes any condition set forth in
Article VIII not to be satisfied; provided, however, that the delivery of any such notice will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            (b) Seller will promptly update each Schedule as necessary on or before the Closing Date and deliver the same to Buyer.

        SECTION 5.9 EXCLUSIVITY. Seller has, and has caused the Company to, terminate all existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal. Neither Seller nor the Company will, directly or indirectly, through any officer, director, employee, representative or agent or any of its Affiliates:
(i) solicit, initiate, continue or encourage any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or similar transaction involving the Company, other than the Transaction (any of the foregoing inquiries or proposals being referred to as an "ACQUISITION PROPOSAL"); (ii) solicit, initiate, continue or engage in any negotiations or discussions concerning, or provide any non-public information or data to any Person relating to, any Acquisition Proposal; or
(iii) agree to, approve or recommend any Acquisition Proposal. Seller will notify Buyer immediately after receipt by Seller or the Company of any bona fide Acquisition Proposal or any request for non-public information in connection with a bona fide Acquisition Proposal or for access to the properties, Books and Records of the Company by any Person that informs Seller or the Company that it is considering making, or has made, an Acquisition Proposal. Seller agrees that it will not, and will not cause or permit the Company to, release any third party from, or waive any provision of, any confidentiality or standstill agreement relating to the Company to which any of them is a party.

        SECTION 5.10 CERTAIN FINANCIAL STATEMENT MATTERS.

            (a) As promptly as practicable, but no later than October 11, 1999, Seller will cause the Historical Financial Statements as of and for the six months ended June 30, 1998 to be completed, reviewed by Seller's Auditors and delivered to Buyer, all at Buyer's sole cost and expense not to exceed $25,000.

            (b) As promptly as practicable after Buyer's written request therefor made on reasonable notice, Seller will cause the Historical Financial Statements as of and for the years ended December 31, 1997 and/or December 31, 1996 to be completed, reviewed by Seller's Auditors and delivered to Buyer, all at Buyer's sole cost and expense not to exceed $25,000 per reviewed period.

            (c) Seller will cause Seller's Auditors to provide to Buyer, at Buyer's sole cost and expense not to exceed $30,000: (i) all consents required for inclusion of the Audited Financial Statements and the opinion of Seller's Auditors with respect thereto in one or more registration statements filed by Buyer under the Securities Act; and (ii) one or more "comfort letters" in customary form to the underwriters in connection with any such registration statement(s); provided, in each case, that drafts of such registration statement(s) are provided to Seller's Auditors within a reasonable time prior to the date and time at which such consents or "comfort letters" are required to be provided to Buyer.

        SECTION 5.11 INTERCOMPANY ACCOUNTS.

            (a) As of the Closing Date the Company will be current in its indebtedness owing to Picture Network International, Ltd. ("PNI"), an Affiliate of Seller. Except for such current indebtedness owed to PNI in the amount of $31,250, at or prior to Closing all accounts payable from the Company, on the one hand, to Seller or any other Affiliate of Seller, on the other hand, will be capitalized by Kodak without payment or other transfer of assets by the Company.

            (b) As of the Closing Date, Seller will cause PNI to agree to the amendments to the existing agreement between PNI and the Company set forth in Schedule 5.11(b).

        SECTION 5.12. OBLIGATIONS UNDER IBM CONTRACTS. After Closing, and at the end of any applicable contract month following 30 days' written notice given by Buyer, Seller will assume all obligations of the Company under the leases and agreements listed in Schedule 5.12, which constitute all leases and services agreements between the Company and International Business Machine Corporation in effect as of the Closing Date; provided, however, that Buyer will promptly at the end of such notice period return to Seller all equipment that is the subject of such leases and agreements.

        SECTION 5.13. YEAR 2000 COMPLIANCE PRIOR TO CLOSING. Annexed hereto as
Schedule 5.13 is a plan developed by the parties that the parties expect, if properly and timely implemented, will make the Company Systems Year 2000 Compliant on or before

December 15, 1999. Seller will, and will cause the Company to: (a) test the Company Systems and implement corrective measures as described in Schedule 5.13 within a timetable to be agreed upon by the parties within two weeks from the date hereof; (b) provide Buyer and its representatives with reasonable access, at reasonable times and upon reasonable notice, to the Company Systems and the results of such testing; and (c) cooperate with Buyer and its representatives in developing contingency plans and implementing such contingency plans with respect to the Company Systems based upon the parties' analysis and reevaluation from time to time prior to the Closing of such plan. In the event that the parties are unable to agree on whether a corrective measure is necessary to bring a Company System into Year 2000 Compliance, the matter will be promptly submitted for resolution to the Dallas, Texas office of Arthur Andersen LLP or to such other Person as Kodak and Getty may mutually agree. The determination by Arthur Andersen LLP or any such other Person of any such disputed matter will be final and binding on all parties. The fees and expenses of Arthur Andersen LLP or such other Person will be borne in equal portions by Kodak and Getty.

        SECTION 5.14. CERTAIN ACTIONS BY THE COMPANY PRIOR TO CLOSING. Prior to Closing, and notwithstanding the provisions of Section 5.2:

                (a) Seller will cause the Company to acquire the remaining 20 percent equity interest in Artville LLC;

                (b) Seller will cause the Company to have no indebtedness to Chase Manhattan Bank N.A. or to any other banking institution;

                (c) Seller will cause the Company to cooperate with Buyer in establishing replacement overdraft accounts for the Company, to be effective immediately upon Closing; and

                (d) Seller will cause all cash and cash equivalents, including investment securities and other short- and medium-term investments, held by the Company to be distributed, sold or otherwise transferred to Seller or its designee in any manner chosen by Seller.

        SECTION 5.15. CERTAIN ACTIONS BY BUYER PRIOR TO CLOSING. From the date hereof to Closing, Buyer will not, without the prior written consent of Seller, take, or agree in writing or otherwise to take, any action that would (a) make any of the representations or warranties of Buyer contained herein that are qualified by materiality to be untrue or incorrect, or (b) make any other representation or warranty of Buyer contained herein to be untrue or incorrect in any material respect, or (c) result in any of the conditions set forth in
Article VIII not being satisfied.

        ARTICLE VI. COVENANTS AS TO EMPLOYMENT MATTERS

        SECTION 6.1 CERTAIN DEFINITIONS. As used herein:



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

                (a) "APPLICABLE EMPLOYEE" means each Person who, immediately prior to the Transfer Time, is exclusively employed by the Company and:

                        (i) is an active employee (with employees on temporary leave for purposes of jury or annual two-week national service/military duty being deemed to be active employees);

                        (ii) is employed in the U.S. (a "U.S. APPLICABLE EMPLOYEE") and is on non-medical leave of absence; provided, however, that no such employee will be guaranteed reinstatement to active service if his return to employment is contrary to the terms of his leave, unless otherwise required by any Law (for purposes of the foregoing, non-medical leave of absence including maternity or paternity leave, leave under the Family and Medical Leave Act of 1993, educational leave, military leave with veterans' reemployment rights under federal Law and personal leave, unless any of such is determined to be a medical leave);

                        (iii) is a U.S. Applicable Employee and is on disability or medical leave and for whom it has been 180 calendar days or less since his last day of active employment; provided, however, that no such employee will be guaranteed reinstatement to active service if he is incapable of performing the essential function of the position offered in accordance with the Americans With Disabilities Act or other Law; or

                        (iv) is employed in a country other than the U.S. (a "NON-U.S. APPLICABLE EMPLOYEE"), including those employees on maternity or other leave with the right to return and otherwise, as required by local Law.

                (b) "APPLICABLE EU EMPLOYEES" means those Applicable Employees who are employed by TIB France.

                (c) "ACQUIRED RIGHTS" means (i) EU Directive No. 77/187 or any directive replacing or amending the same and the implementing Laws in the relevant countries and (ii) local Laws in other jurisdictions which provide for the automatic transfer of employees and their rights to a purchaser in the event of the sale of a business or other undertaking.

                (d) "COMPANY SEVERANCE POLICIES" means the severance policies and practices of the Company in effect immediately prior to the Transfer Time, a copy of which is annexed hereto as Schedule 6.1(d).

        SECTION 6.2 CERTAIN EMPLOYMENT MATTERS. From and after the Transfer Time, Buyer will, and will cause the Company to, perform the obligations set forth in Schedule 6.2.

        SECTION 6.3 [intentionally omitted]

        SECTION 6.4 ADDITIONAL OBLIGATIONS OF BUYER.

                (a) In lieu of the Company Benefit Plans, Buyer will cause the U.S. Applicable Employees and their beneficiaries to be included as of the Transfer Time in the medical, dental, health and group life insurance plans and other employee benefit plans and programs of Buyer (excluding its Affiliates), all of which plans and programs have been previously provided to Kodak (collectively, "BUYER'S BENEFIT PLANS").

                (b) Buyer will (i) cause the medical, dental, health and group life insurance plans comprising Buyer's Benefit Plans to waive any eligibility periods and pre-existing condition limitations, and to honor any deductible and out-of-pocket expenses incurred by each U.S. Applicable Employee and his beneficiaries under the Company's medical, dental, health and life insurance plans during the expired portion of calendar year 1999 to the extent that such periods, limitations and deductibles were covered under the Company Benefit Plans immediately prior to the Transfer Time; and (ii) waive any proof of good health requirements for group life insurance coverage up to the level carried by such U.S. Applicable Employees immediately prior to the Transfer Time.

                (c) All liabilities and obligations in or under contracts of employment or employment relationships of Non-U.S. Applicable Employees will remain the obligations of the Company at the Transfer Time.

                (d) Buyer will give U.S. Applicable Employees credit for all service with the Company or Seller (or service credited by the Company or Seller), to the extent disclosed in the Company's Books and Records, under (i) all Buyer's Benefit Plans in which they become participants for purposes of eligibility and vesting (but not benefit accrual), and (ii) all severance plans, vacation plans and short-term disability arrangements comprising Buyer's Benefit Plans for purposes of calculating the amount of each Applicable Employee's benefits thereunder.

        SECTION 6.5 CONSULTATION. From and after the date hereof, Seller and the Company will use commercially reasonable efforts in a timely manner to notify and consult with the respective works councils, trade unions or other employee representative bodies relating to the Applicable EU Employees as and to the extent required by local Law with respect to the Transaction. In the event that Seller or the Company is required under Law in any country to provide information to works councils, trade unions or other employee representative bodies concerning Buyer or its Affiliates, or any measures that Buyer anticipates will be taken after the Transfer Time with respect to the Company or the Business, Buyer will promptly upon Seller's request provide all such information as is required for these purposes. Buyer will otherwise cooperate in a commercially reasonable manner with Seller in connection with such consultations, and will satisfy any obligation Buyer may have to consult with employee representatives regarding the Transaction.

        SECTION 6.6 COMPLIANCE WITH WARN, ETC. With respect to the Applicable Employees, Buyer will in a timely manner give all notices required to be given under the Worker Adjustment and Retraining Notification Act or other similar Laws of any jurisdiction relating to any plant closing or mass layoff or as otherwise required by any such Law. Buyer will be deemed to have caused a mass layoff if the mass layoff would not have occurred but for the failure of the Company to continue to employ the Applicable Employees in accordance with the terms of this Agreement.

        SECTION 6.7 RETENTION PLAN. Buyer and Seller have heretofore agreed on a retention plan for the Company's management, as set forth in Schedule 6.7 (the "RETENTION PLAN"), to be implemented as soon as practicable following execution of this Agreement. Buyer and Seller will share the costs of the Retention Plan, as payments are made by the Company thereunder, as provided by Schedule 6.7.

        SECTION 6.8 CERTAIN RETAINED LIABILITIES. Following Closing, Seller will assume and retain: (a) all obligations of the Company or Seller to any employees of the Company arising under Kodak's Stock Option Plan; and (b) all obligations of the Company or Seller to either Executive if his employment is terminated by the Company prior to or concurrently with Closing; provided, however, that any rights (but not obligations) of the Company existing immediately prior to Closing pursuant to employment agreements between the Company and either Executive will remain with and be the rights of the Company in accordance with the terms of such employment agreements; and provided further that all rights and obligations of the Company existing immediately prior to Closing pursuant to the agreements set forth on Schedule 6.8 will remain with and be the rights and obligations of the Company. In addition, prior to or concurrently with Closing, Kodak will cause all outstanding options granted under Kodak's Stock Option Plan to employees of the Company not to terminate or expire by reason of consummation of the Transaction or termination of the status of such employees as employees of a Subsidiary of Kodak.

        SECTION 6.9 NON-SOLICITATION.

                (a) During the three-month period immediately following the Closing Date, Buyer will not permit the Company or any successor in interest to the Company, without the prior written consent of Kodak, to hire or otherwise use or solicit the services of (i) any employee of Kodak, or (ii) any former employee of Kodak who terminated employment with Kodak during the period beginning three months prior to the Closing Date and ending three months after the Closing Date.

                (b) In consideration of the covenants of Seller contained in
Section 6.8, if the employment of either Executive is terminated by the Company prior to or concurrently with Closing, then during the two-year period immediately following the Closing Date, neither Buyer nor any of its Affiliates will, without the prior written consent of Kodak, hire or otherwise use or solicit the services of such Executive, unless such hiring or use arises out of an acquisition of any Person owned by such Executive.

                (c) During the two-year period immediately following the Closing Date, neither Seller nor any of its Affiliates will, without the prior written consent of Buyer, solicit the services of any Person who was an employee of Buyer or the Company at any time from or after August 3, 1999, unless such Person was terminated by Buyer or the Company without cause after the Closing Date.

                (d) In the event that the parties fail for any reason to consummate the Transaction, neither Buyer nor any of Buyer's Affiliates controlled by Buyer will, on or before August 3, 2001, directly or indirectly solicit for employment or hire any employee of the Company with whom Buyer or any such Affiliate has had contact, or who had become known to Buyer or any such Affiliate in connection with Buyer's consideration of the Transaction.

                    ARTICLE VII. COVENANTS AS TO TAX MATTERS

        SECTION 7.1 PRORATION OF TAXES. To the extent permitted by Law or administrative practice, the taxable years of the Company will be closed at the close of business on the Closing Date. Whenever it is necessary to determine, as between Seller and Buyer, the liability for Taxes for a portion of a taxable year or period that begins before and ends on or after the Closing Date, the determination of the Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date will be determined by assuming that the taxable year or period ended at the close of business on the Closing Date.

        SECTION 7.2 TRANSFER TAXES. All excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes and fees that may be imposed or assessed as a result of the transactions effected pursuant to this Agreement (including those contemplated by Section 2.4), together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, will be borne by Kodak and Getty in equal portions, each of which will promptly pay its share of the same and provide to evidence of such payment.

        SECTION 7.3 TAX RETURNS.

                (a) Seller will include, or cause to be included, TIB and TIB's U.S. Subsidiaries in the U.S. consolidated federal income Tax Return of Kodak for the taxable period of TIB and TIB's U.S. Subsidiaries ending on the Closing Date. Seller will file or cause to be filed when due all Tax Returns due to be filed on or prior to the Closing Date and all consolidated, combined or unitary income Tax Returns of the Company that includes Kodak or its Affiliates for the taxable periods beginning before and ending on the Closing Date. Buyer will file or cause to be filed when due all other Tax Returns of the Company due to be filed after the Closing Date.

                (b) If either party is liable hereunder for any portion of the Tax shown due on any Tax Return required to be filed by the other party, the party preparing such Tax Return will deliver a copy of the relevant portions of such Tax Return to the party so liable for its review and approval not less than 30 days prior to the date on which such Tax Return is due to be filed (taking into account any applicable extensions). If the parties disagree as to any item reflected on any such Tax Return, the parties will jointly request Deloitte & Touche LLP (or such other nationally recognized firm of independent public accountants agreed upon by Kodak and Getty) to resolve any issue in dispute as promptly as possible. The decision of such accounting firm will be final and binding and the expenses thereof will be borne in equal portions by Seller and Buyer.

        SECTION 7.4 INFORMATION TO BE PROVIDED BY BUYER.

                (a) With respect to Tax Returns to be filed by Seller pursuant to Section 7.3, Buyer will within 45 days after the Closing Date prepare and provide to Kodak a package of tax information materials (the "TAX PACKAGE"), that will be completed in accordance with past practice, including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income or other relevant measures of income of Seller.

                (b) To the extent not contained in the Tax Package and to the extent received by Buyer, Buyer will deliver to the tax director of Kodak certified copies of all receipts for any foreign Tax with respect to which Seller or any of its Affiliates could claim a foreign Tax credit, and any other documentation required in connection with Seller or any of its Affiliates claiming or supporting a claim for such foreign Tax credit promptly following either a request by Kodak for such receipts or documentation or payment of any such foreign Taxes by Buyer or any other Person.

        SECTION 7.5 CONTEST PROVISIONS. Each of Buyer and Seller will promptly notify the other in writing upon receipt of notice of any pending or threatened audits or assessments with respect to Taxes for which such other party (or such other party's Affiliates) may be liable hereunder. Seller or Buyer, as applicable, will be entitled to participate at its own expense in the defense of, and at its option, take control of the complete defense of, any Tax audit or administrative or court proceeding relating to Taxes for which it may be liable, and to employ counsel of its choice at its expense; provided, however, that the audit or proceeding will be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment plus any adjustment that may reasonably be anticipated for one or more future taxable periods. Buyer and Seller will cooperate on a reasonable basis to enable the party controlling an audit or proceeding to take all actions with respect to such audit or proceeding. Neither party may agree to settle any claim for Taxes for which the other may be liable without the prior written consent of such other party, which consent will not be unreasonably withheld.

        SECTION 7.6 CERTAIN POST-CLOSING SETTLEMENT PAYMENTS.

                (a) If, after Closing, Buyer or its Affiliates receive any refund, or utilize the benefit of any overpayment, of Taxes that were paid by Seller or any of its Affiliates, Buyer will promptly transfer, or cause to be transferred, to Kodak the entire amount of the refund or overpayment (including interest) received or utilized by Buyer or its Affiliates (net of any Taxes payable with respect thereto). Promptly after receiving a written request from Seller, and provided that the claiming of any such refund or the utilization of any such overpayment would not have an adverse effect on Buyer or the Company after the Closing, Buyer will claim any such refund or utilize any such overpayment and furnish to Seller all reasonable information necessary to verify the amount of the refund or overpayment. Notwithstanding the foregoing, the provisions of this Section 7.6(a) will not apply to any value added Tax imposed on the Transaction to the extent that the same has been paid by Buyer to Seller or otherwise, and any refund or utilization of the benefit thereof will belong solely to Buyer and its Affiliates.

                (b) In the event that any Tax refund, benefit or savings described in this Section 7.6 is subsequently reduced as a result of any adjustment required by any taxing authority, the provisions of this Section 7.6 will be applied, taking into account such adjustment. If Seller or its Affiliates, on the one hand, or Buyer or its Affiliates, on the other hand, have paid any amount to the other on the basis of the application of the provisions of this Section 7.6 prior to such subsequent adjustment, and the amount due pursuant to this Section 7.6 taking into account such subsequent adjustment is determined to have changed as a result of such subsequent adjustment, the parties will make any payment necessary to settle the difference between the amount previously paid and the amount subsequently determined to be due.

                (c) In the event that Seller and Buyer cannot agree on any calculation required under this Section 7.6, such calculation will be made by Deloitte & Touche LLP, or such other nationally recognized firm of independent public accountants agreed upon by Kodak and Getty. The decision of such accounting firm will be final and binding and the expenses thereof will be borne in equal portions by Seller and Buyer.

        SECTION 7.7 POST-CLOSING ACTIONS THAT AFFECT SELLER'S LIABILITY FOR TAXES. Except to the extent required by Law, Buyer and its Affiliates will not, without the prior written consent of Kodak, which consent will not be unreasonably withheld, amend any Tax Return filed by or with respect to the Company for any taxable period, or portion thereof, beginning before the Closing Date.

        SECTION 7.8 TERMINATION OF TAX ALLOCATION AGREEMENTS. Any agreement or arrangement with respect to the allocation or sharing of Taxes, whether or not written, that may have been entered into by TIB, TIB France or any TIB Subsidiary will be terminated as to each such Person as of the Closing Date, and no payments that are owed by Seller or any of its Affiliates pursuant thereto will be made thereunder.

        SECTION 7.9 ASSISTANCE AND COOPERATION. After the Closing Date: (a) each party will assist (and cause its Affiliates to assist) the other in preparing any Tax Returns of the Company which such other party is responsible for preparing and filing; (b) each party will cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns and payments in respect thereof; (c) each party will make available to the other and to any taxing authority as reasonably requested all relevant Books and Records relating to Taxes; provided, however, that in no event will either party have access to the other party's consolidated federal, state or local income

Tax Returns; (d) each party will provide timely notice in writing to the other of any pending or proposed audits or assessments with respect to Taxes for which such other party or any of its Affiliates may have liability under this Agreement; (e) each party will furnish the other with copies of all relevant correspondence received from any taxing authority in connection with any audit or information request with respect to any Taxes referred to in the foregoing clause (d); and (f) the party requesting assistance or cooperation will bear the other party's out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third party service providers.

        SECTION 7.10. SECTION 338(H)(10) ELECTION.

                (a) Seller will join with Buyer in making an election under sections 338(g) and 338(h) of the Code and the Treasury Regulations promulgated under the Code (the "TREASURY REGULATIONS") and any corresponding or similar elections under state, local or foreign Tax Law (collectively, a "SECTION 338(H)(10) ELECTION") with respect to the purchase and sale of the TIB Shares (including with respect to the stock of any U.S. Subsidiary of TIB). Seller and Buyer will report, in connection with the determination of income, franchise or other Taxes measured by net income, the Transaction in a manner consistent with the Section 338(h)(10) Election unless required to do otherwise pursuant to a final determination, as defined in section 1313(a) of the Code.

                (b) Buyer will be responsible for the preparation and filing of all forms and documents required in connection with the Section 338(h)(10) Election. No later than 45 days after the Closing Date, Seller will execute and deliver to Buyer such documents or forms as are reasonably requested and are required of a seller by any Tax Laws to complete properly the Section 338(h)(10) Election. For the purposes of executing the Section 338(h)(10) Election, on or prior to the Closing Date, Kodak will execute two copies of Internal Revenue Service Form 8023 and all attachments required to be filed therewith pursuant to applicable Treasury Regulations.

                (c) Not less than 30 days prior to the date the forms required under section 338(h)(10) of the Code are required to be filed, Buyer will provide Seller with a valuation statement reflecting, as of the Closing Date, the fair market values of all of the assets and the liabilities and obligations of the Company. Buyer and Seller will file, and will cause their respective Affiliates to file, all Tax Returns and statements, forms and schedules in connection therewith in a manner consistent with such valuation and will take no position contrary thereto unless required to do so by applicable Tax Laws.

                (d) To the extent permitted by state and local Law, the principles and procedures of this Section 7.10 will also apply with respect to a
Section 338(h)(10) Election or equivalent or comparable provision under state or local Law, including an election under section 338(g) of the Code or equivalent or comparable provision under state or local Law. At Buyer's request, Seller will make any election similar to a Section 338(h)(10) Election which is optional under any state or local Law, and will cooperate and join in any election made by the Company, Buyer or its Affiliates to effect such an



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

election so as to treat the Transaction as a sale of assets for state and local income Tax purposes.

                (e) The parties have heretofore agreed for all purposes hereof on the amount of the Tax liability of Seller directly related to the 338(h)(10) Election, and such amount has been reflected in the Purchase Price. No payment, adjustment or reimbursement of any kind will be payable by one party to another if Seller's actual Tax liability directly related to the 338(h)(10) Election is greater or lesser than such amount.

                       ARTICLE VIII. CONDITIONS TO CLOSING

        SECTION 8.1 CONDITIONS TO THE OBLIGATIONS OF BUYER AND SELLER. The obligations of Buyer and of Seller to effect Closing are subject to the satisfaction or waiver prior to Closing of each of the following conditions:

                (a) ANTITRUST LAWS. All filings under the Antitrust Laws of the U.S. and of either France or the EU, as applicable, will have been made and any required waiting period under such Laws applicable to the Transaction will have expired or been earlier terminated, and any other Governmental Entity of the U.S. or of either France or the EU, as applicable, that has power or authority to enforce such Laws will have approved, cleared and/or not intervened or attempted to prevent or modify the material terms of the Transaction.

                (b) NO INJUNCTIONS. No Governmental Entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or nonappealable judgment, decree, injunction or other order that is in effect on the Closing Date and prohibits Closing or the consummation of the Transaction; provided, however, that the foregoing will not be a condition to Closing if such prohibition is attributable to the willful act or omission of either party.

                (c) NO LITIGATION. There will not be pending any litigation seeking to prohibit the Transaction or seeking substantial damages as a result thereof; provided, however, that the foregoing will not be a condition to Closing if such prohibition or such damages are attributable to the willful act or omission of either party.

                (d) REQUIRED APPROVALS. All Required Approvals will have been obtained or accomplished, as the case may be, and the parties will have delivered to each other appropriate evidence of the same.

        SECTION 8.2 FURTHER CONDITIONS TO THE OBLIGATION OF BUYER. The obligation of Buyer to effect Closing is subject to either the satisfaction, or the waiver by Getty, of each of the following further conditions at or prior to
Closing:

                (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein that are qualified by materiality or Material Adverse Effect will have been true and correct, and all other representations and warranties of Seller contained herein will have been true and correct in all material respects, as of the date hereof and at and as of



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

Closing as if made on and as of Closing (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date), and Buyer will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Kodak.

                (b) COVENANTS. The covenants and agreements of Seller to be performed prior to Closing will have been duly performed in all material respects, and Buyer will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Kodak.

                (c) TAX SHARING AGREEMENTS. Seller and the Company will have terminated all Tax sharing agreements, without payment by or liability of the Company thereunder, and all amounts due to the Company thereunder will have been paid.

                (d) MATERIAL ADVERSE CHANGE. Since June 30, 1999, there will not have occurred any change in the assets, liabilities, properties, business, operations or condition of the Company that is materially adverse to the Company taken as a whole, excluding general economic changes, changes in currency exchange rates, changes that may affect the visual content industry generally, the voluntary or involuntary termination of either Executive's employment, and changes attributable to the Transaction (a "MATERIAL ADVERSE CHANGE").

                (e) AUDITORS' CONSENTS, ETC. Seller's Auditors will have provided to Buyer the consents and "comfort letters" required by Section 5.10(c).

                (f) ADDITIONAL CLOSING DELIVERIES. At Closing, Seller will have delivered or caused to be delivered to Buyer the following:

                        (i) stock certificates representing all of the TIB Shares, properly endorsed or with stock powers executed in blank or otherwise in form suitable for transfer;

                        (ii) transfer order with respect to the transfer of all of the TIB France Shares (including directors' qualifying shares) to Buyer, any Affiliate Buyer or any designee with respect to directors' qualifying shares;

                        (iii) subject to local Law and custom, duly executed resignations of all directors and corporate officers of the Company (in those capacities and not as Applicable Employees); and

                        (iv) such other instruments or documents, in form and substance reasonably acceptable to Getty, as may be necessary to effect Closing or reasonably requested by Getty on a timely basis.

        SECTION 8.3 FURTHER CONDITIONS TO THE OBLIGATION OF SELLER. The obligation of Seller to effect Closing is subject to either the satisfaction, or the waiver by Kodak, of each of the following further conditions at or prior to
Closing:

                (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained herein that are qualified by materiality will have been true and correct, and all other representations and warranties of Buyer contained herein will have been true and correct in all material respects, as of the date hereof and at and as of Closing as if made on and as of Closing (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date), and Seller will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Getty.

                (b) COVENANTS. The covenants and agreements of Buyer to be performed prior to Closing will have been duly performed in all material respects, and Seller will have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Getty.

                (c) PAYMENT. Buyer will have caused the Purchase Price to be delivered to Seller at Closing as provided by Section 2.6, with amounts required by Section 2.6 to be delivered in federal funds being delivered by wire transfer to an account or accounts designated by Kodak prior to Closing.

                (d) ADDITIONAL CLOSING DELIVERIES. At Closing Buyer will have delivered or caused to be delivered to Seller such other instruments or documents, in form and substance reasonably acceptable to Kodak and Getty, as may be necessary to effect Closing or reasonably requested by Kodak on a timely basis.

                      ARTICLE IX. INDEMNIFICATION; REMEDIES

        SECTION 9.1 INDEMNIFICATION BY KODAK. Subject to the further provisions of this Article IX, Kodak will indemnify, defend and hold harmless Buyer, Buyer's Affiliates and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees (other than the Applicable Employees), and their heirs, successors and assigns (collectively, the "BUYER INDEMNIFIED PARTIES"), from, against and in respect of all Losses imposed on, sustained, incurred or suffered by or asserted against any of the Buyer Indemnified Parties, directly or indirectly relating to or arising out of any of the following (collectively, "BUYER LOSSES"):

                (a) any fact or circumstance that constitutes a failure or breach of any representation or warranty of Seller contained herein;

                (b) any act or omission that constitutes a breach or non-fulfillment of any covenant or agreement of Seller contained herein;

                (c) any Taxes payable by the Company for any period through and including the Closing Date, including any Taxes for any period which includes, but does not end on, the Closing Date, prorated as provided in Section 7.1 (other than those portions of Taxes related to the Transaction which by the terms of Section 7.2 or Schedule 6.2 are the obligations of Buyer), any Taxes resulting from the Company having been (or ceasing to be) included in any consolidated, unitary or combined Tax Return that includes the Company for any taxable period (or portion thereof) ending on or before the Closing Date, any Taxes of any member of a consolidated, unitary or combined group of which the Company is or was a member on or prior to the Closing Date by reason of the liability of the Company pursuant to Treasury Regulation 1.1502-(6)(a) or any analogous or similar Law, and any Tax liability of Seller directly related to the 338(h)(10) Election;

                (d) any obligation or liability arising under ERISA and payable by or imposed upon the Company by virtue of the Company's status at any time as a Subsidiary of Seller or a member of Seller's consolidated or affiliated group; and

                (e) the litigation and claims listed on Schedule 9.1(e); provided, however, that Buyer and the Company provide Seller with reasonable access, at reasonable times, upon reasonable advance notice and subject to reasonable security requirements, to the Books and Records of the Company relating to, and the employees, consultants, agents and other personnel of the Company having knowledge of, any of such litigation and claims, and that the Company and its employees reasonably cooperate with Seller in its defense of such litigation and claims.

Notwithstanding the foregoing, Kodak will not be liable for any Buyer Loss unless a Buyer Indemnified Party gives Kodak notice of a claim for indemnification therefor within the applicable survival period provided by
Section 11.4. Moreover, except as provided in the immediately following sentence, Kodak will not be liable for any Buyer Loss referred to in Sections 9.1(a) or 9.1(b) unless: (i) the amount of the individual Loss (or, in the case of a class action or a series of claims arising out of common facts and circumstances, the aggregate amount of all such similar claims) exceeds $25,000; and (ii) the aggregate amount of all Buyer Losses satisfying the foregoing clause (i) exceeds $1,000,000; and then Kodak will be liable for all such Losses satisfying the foregoing clause (i), including the first $1,000,000 thereof; provided, however, that in no event will Kodak's aggregate liability for all Buyer Losses referred to in Sections 9.1(a) and 9.1(b) exceed $60,000,000 (or, if less, one-third of the amount of the Purchase Price actually paid by Buyer in federal funds at Closing or as payment of principal under the Getty Note). Notwithstanding the foregoing, the limitations contained in the immediately preceding sentence will not apply to any Buyer Loss arising out of: (x) any failure or breach of a representation or warranty of Seller contained in Sections 3.3, 3.4(b) or 3.4(c); (y) any breach or non-fulfillment of a covenant or agreement of Seller contained in Section 5.12; or (z) any fraud committed by Seller.

        SECTION 9.2 INDEMNIFICATION BY GETTY. Subject to the further provisions of this Article IX, Getty will indemnify, defend and hold harmless Seller, Seller's Affiliates and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees (other than the Applicable Employees), and their heirs, successors and assigns (collectively, the "SELLER INDEMNIFIED Parties"), from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any of the Seller Indemnified Parties, directly or indirectly relating to or arising out of any of the following (collectively, "SELLER LOSSES"):

                (a) any fact or circumstance that constitutes a failure or breach of any representation or warranty of Buyer contained herein;

                (b) any act or omission that constitutes a breach or non-fulfillment of any covenant or agreement of Buyer contained herein;

                (c) any obligation or liability of the Company incurred after the Closing Date, except for (i) any obligation or liability contemplated by Sections 9.1(c), 9.1(d) or 9.1(e), and (ii) any obligation or liability with respect to which, and to the extent that, there was a failure or breach of any representation or warranty, or a breach or nonfulfillment of any covenant or agreement, of Seller contained herein; and

                (d) any obligation or liability, whether under Securities Laws or otherwise, arising out of any registration statement (including any prospectus forming a part thereof) filed by Getty under the Securities Act or any other Securities Laws, except to the extent that such obligation or liability arises out of information provided in writing to Getty by Kodak expressly for inclusion in such registration statement.

Notwithstanding the foregoing, Getty will not be liable for any Seller Loss unless a Seller Indemnified Party gives Getty notice of a claim for indemnification therefor within the applicable survival period provided by
Section 11.4. Moreover, except as provided in the immediately following sentence, Getty will not be liable for any Seller Loss referred to in Sections 9.2(a), 9.2(b) or 9.2(c) unless: (i) the amount of the individual Loss (or, in the case of a class action or a series of claims arising out of common facts and circumstances, the aggregate amount of all such similar claims) exceeds $25,000; and (ii) the aggregate amount of all Seller Losses satisfying the foregoing clause (i) exceeds $1,000,000; and then Getty will be liable for all such Losses satisfying the foregoing clause (i), including the first $1,000,000 thereof; provided, however, that in no event will Getty's aggregate liability for all Seller Losses referred to in Sections 9.2(a), 9.2(b) and 9.2(c) exceed $60,000,000. Notwithstanding the foregoing, the limitations contained in the immediately preceding sentence will not apply to any Seller Loss arising out of any fraud committed by Buyer.

        SECTION 9.3 INDEMNIFICATION PROCEDURES.

                (a) As used herein, "LOSSES" include only Losses actually paid or incurred, and do not include: (i) any amounts recovered from any insurer or other third party obligor (which term, for purposes of this Article IX, includes the escrow account established in connection with TIB's acquisition of Archive Holdings, Inc.), or the cost of maintaining any insurance coverage, and no right of subrogation against the Indemnifying Party will accrue hereunder to or for the benefit of any third party obligor; or (ii) any cost or expense previously counted in determining a Loss. Each Indemnified Party will submit in a timely manner to any applicable third party obligor all claims for indemnifiable Losses for which such Person may have liability; provided, however, that such submission of any such claim against a third party obligor will not relieve any Indemnifying Party of any indemnification obligation it may have under this Article IX. To the extent permitted by Law, the Indemnifying Party will be subrogated to all claims and setoffs that the Indemnified Party could assert against such third party obligor. The Indemnified Party will execute and deliver to the Indemnifying Party such documents as may be reasonably necessary to establish by way of subrogation the ability and right of the Indemnifying Party to assert such claims and setoffs.

                (b) All claims for indemnification by any Indemnified Party will be asserted and resolved as set forth in this Section 9.3. In the event that any claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party will promptly notify the Indemnifying Party in writing of such claim or demand in reasonable detail (the "CLAIM NOTICE"); provided, however, that no failure or delay by any Indemnified Party in giving any such notice will relieve any Indemnifying Party from any obligation or liability under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure or delay.

                (c) The Indemnifying Party will have 30 days (or such lesser period as the nature of the claim may require) from the receipt of the Claim Notice (the "NOTICE PERIOD") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it desires to conduct the defense of the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand will be a liability of, and will be paid by, the Indemnifying Party.

                (d) Except as provided in this Section 9.3(d) or in Section 9.3(e), in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute its liability with respect to such claim or demand and desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party will have the right to defend the Indemnified Party by appropriate proceedings with counsel of the Indemnifying Party's choosing (which will be reasonably satisfactory to the Indemnified Party), and will have the sole power to direct and control such defense, and in such case, if any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense; provided, however, that such Indemnified Party will be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if so requested by the Indemnifying Party to participate or if, in the opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable; and provided, further, that the Indemnifying Party will not be required to pay for more than one such counsel for all Indemnified Parties in connection with any claim. The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such claim.

                (e) If the Indemnifying Party fails so to notify the Indemnified Party within the Notice Period or does not conduct the defense of the Indemnified Party against such claim or demand, then the Indemnified Party will have the right to defend such claim or demand by appropriate proceedings with counsel of the Indemnified Party's choosing, and will have the sole power to direct and control such defense, and all reasonable costs and expenses incurred by the Indemnified Party in defending such claim or demand (together with the portion of any such claim or demand as to which any defense by the Indemnified Party is unsuccessful) will be a liability of, and will be paid (as incurred) by, the Indemnifying Party, subject to the respective limitations set forth in Sections 9.1 and 9.2.

                (f) Except in the circumstances contemplated by Section 9.3(e), the Indemnified Party will not settle, compromise or offer to settle or compromise a claim or demand without the consent of the Indemnifying Party, which consent will not be unreasonably withheld. The Indemnifying Party will not settle, compromise or offer to settle or compromise any claim or demand without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld; provided, however, that no such settlement or compromise will be made on a basis (i) that would result in the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any Affiliate thereof, or (ii) that involves the admission by any Indemnified Party of any liability or wrongdoing, or (iii) that does not include a full and unconditional release of the Indemnified Party from all liability in respect of such claim or demand.

                (g) To the extent that the Indemnifying Party directs, controls or participates in the defense or settlement of any third party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel, during normal business hours, access to the relevant business records and other documents, and will permit them to consult with the employees and counsel of the Indemnified Party.

                (h) All amounts paid by Kodak or Getty, as the case may be, under this Article IX will be treated as adjustments to the Purchase Price for Tax purposes.

                (i) Under no circumstances will Buyer have any right to setoff the amount of any Losses against any payments of principal or interest due under the Getty Note.

        SECTION 9.4 EQUITABLE AND OTHER SPECIAL REMEDIES. Each party acknowledges and agrees that any breach of certain provisions hereof would give rise to irreparable harm for which money damages would not be an adequate remedy. Each party accordingly agrees that, in addition to other remedies, the other party will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy or posting a bond or other security, and to obtain injunctive relief against any breach or threatened breach of such provisions.

        SECTION 9.5 SOLE REMEDY. The rights and remedies expressly provided by this Article IX and by other provisions of this Agreement will constitute the sole and exclusive basis for and means of recourse between the parties with respect to this Agreement and the Transaction, and Buyer and Seller each expressly waives any and all other rights or causes of action with respect to this Agreement and the Transaction that it may have against the other party now or in the future under any Law. Without limiting the generality of the foregoing, each party acknowledges that this Article IX provides its sole remedy with respect to any Losses arising under or in connection with this Agreement or the Transaction. Notwithstanding the foregoing, the provisions of this Article IX will not apply to the enforcement of the parties' respective rights and remedies under the Getty Note and the Getty Security Agreement.

                             ARTICLE X. TERMINATION

        SECTION 10.1 TERMINATION. This Agreement may be terminated at any time prior to Closing:

                (a) by mutual agreement of Getty and Kodak;

                (b) by either Getty or Kodak, by giving written notice of such termination to the other party, if Closing has not occurred on or prior to March 31, 2000, provided, however, that the terminating party is not in material breach of its obligations under this Agreement;

                (c) by either Getty or Kodak if there is in effect any Law that prohibits Closing, or if Closing would violate any non-appealable final order, decree or judgment of any Governmental Entity having competent jurisdiction; provided, however, that any such prohibition is not attributable to the terminating party's willful act or omission;

                (d) by Kodak if, as a result of any action or inaction by Buyer or its Affiliates, Closing has not occurred within 30 days following the date on which all the conditions to Closing set forth in Sections 8.1 and 8.2 are satisfied or capable of immediate satisfaction;

                (e) by Getty if, as a result of any Material Adverse Change or any action or inaction by Seller or its Affiliates, Closing has not occurred within 30 days following the date on which all the conditions to Closing set forth in Sections 8.1 and 8.3 are satisfied or capable of immediate satisfaction; or

                (f) by Getty, under the circumstances provided by Sections 2.6(a)(iv) or 2.6(b)(iii).

        SECTION 10.2. EFFECT OF TERMINATION.

                (a) In the event of the termination of this Agreement in accordance with Section 10.1, this Agreement will thereupon become void and have no effect, and no party will have any liability to any other party or their respective Affiliates, directors, officers or employees, except for the obligations of the parties contained in this Section 10.2 and in Sections 5.6 (Confidentiality), 5.7 (Public Disclosure), 6.9(d) (Non-Solicitation), 11.1 (Notices), 11.5 (Return of Information), 11.6 (Expenses), 11.9 (Governing Law; Submission to Jurisdiction; Selection of Forum) and 11.12 (Entire Agreement) (and any related definitional provisions set forth in Article I), and except that nothing in this Section 10.2 will relieve any party from liability for any breach of this Agreement that arose prior to such termination, for which liability the provisions of Article IX will remain in effect in accordance with the provisions and limitations thereof.

                (b) If the Transaction is not consummated due to the termination of this Agreement pursuant to Sections 10.1(b), 10.1(c) or 10.1(e), or due to a material breach by Seller of its obligations under this Agreement, the Deposit will promptly be returned to Buyer. If the Transaction is not consummated for any other reason whatsoever, Seller will retain the Deposit as liquidated damages and not as a penalty.

                (c) The parties agree that the provisions of Sections 2.6(c) and 10.2(b) are reasonable in light of: (i) Seller's agreement to deal exclusively with Buyer since August 3, 1999 with respect to its disposition of the Company;
(ii) the costs and expenses borne and to be borne by Seller in furtherance of consummation of the Transaction; (iii) the losses and competitive disadvantage Seller would suffer as a result of terminating on or about August 3, 1999 negotiations with prospective purchasers with which Seller had theretofore had discussions, foregoing the pursuit of other opportunities for a transaction with other prospective purchasers, and expending significant time and attention in furtherance of consummation of the Transaction with Buyer; and (iv) the additional lost opportunities, losses, competitive disadvantage and costs and expenses that Seller may suffer as a result of extending Closing, or Getty's termination of this Agreement, as contemplated by Section 2.6.

                             ARTICLE XI. IN GENERAL

        SECTION 11.1 NOTICES. All notices or other communications given hereunder will be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to Seller:   Eastman Kodak Company

                343 State Street
                Rochester, New York 14650-0218

                Attention:  General Counsel
                Fax:  (716) 724-9549

with a copy to: Harter, Secrest & Emery LLP

                700 Midtown Tower
                Rochester, New York 14604-2070
                Attention:  Susan Mascette Brandt, Esq.
                Fax:  (716) 232-2152

If to Buyer:    Getty Images, Inc.

                2101 Fourth Avenue
                Fifth Floor
                Seattle, Washington 98121
                Attention:  Suzanne L. Page
                Fax:  (206) 695-3401

with a copy to: Weil, Gotshal & Manges LLP

                2882 Sand Hill Road
                Suite 280
                Menlo Park, California 94025
                Attention:  Richard S. Millard
                Fax:  (650) 854-3713

        SECTION 11.2 AMENDMENT; WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Getty and Kodak, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and, except as otherwise expressly provided herein, not exclusive of any rights or remedies provided by Law.

        SECTION 11.3 NO ASSIGNMENT OR BENEFIT TO THIRD PARTIES. Except as otherwise provided by Section 2.3, no party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of each of the other parties, and any attempt to assign this Agreement without such consent will be void and of no force or effect. Notwithstanding the foregoing, Buyer may collaterally assign its rights under this Agreement to any lender or other provider of financing to Buyer, provided that no such assignment will relieve Buyer from any obligation or liability hereunder, nor result in any net greater cost (including reasonable attorneys' fees) or obligation than Seller would otherwise have had, nor modify the allocation of risk and responsibility between Kodak and Getty, to the net detriment of Kodak. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Seller or the Indemnified Parties, or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement creates any rights in any employees or groups of employees.

        SECTION 11.4 SURVIVAL. All of the respective representations, warranties, covenants and agreements of Seller and Buyer contained in this Agreement, and all indemnification obligations of any party with respect thereto, will survive Closing until April 30, 2001, except that:

                (a) the following will survive Closing until expiration of the applicable statute of limitations with respect thereto:

                        (i) the representations and warranties contained in Sections 3.3, 3.4(b) and 3.4(c), and Kodak's indemnification obligations pursuant to Section 9.1(a) with respect thereto;

                        (ii) Kodak's indemnification obligations pursuant to Sections 9.1(c), 9.1(d) and 9.1(e); and

                        (iii) Getty's indemnification obligations pursuant to
Section 9.2(d);

                (b) the following will survive Closing for three years following the Closing Date:

                        (i) the representations and warranties contained in Sections 3.15, 3.16 and 3.17, and Kodak's indemnification obligations pursuant to Section 9.1(a) with respect thereto; and

                        (ii) Getty's indemnification obligations pursuant to
Section 9.2(c); and

                (c) any covenant that contains an express term of years extending beyond April 30, 2001, and all indemnification obligations of any party with respect thereto, will survive Closing for such express term.

Notwithstanding the foregoing, if notice of any claim for indemnification has been given (within the meaning of Section 11.1) within the applicable survival period provided by this Section 11.4, such claim for indemnification, and the underlying representations, warranties, covenants or agreements, and the indemnification obligations that are the subject thereof, will survive until such time as such claim is finally resolved.

        SECTION 11.5 RETURN OF INFORMATION. If for any reason whatsoever the Transaction is not consummated, Buyer will promptly return to Seller all Books and Records furnished by Seller, the Company or any of their respective agents, employees, or representatives (including all copies, if any, thereof in any media). In such case, the use and disclosure of the information contained in such Books and Records will be governed by the provisions of Section 5.6.

        SECTION 11.6 EXPENSES. Except as otherwise expressly provided by this Agreement, whether or not the Transaction is consummated, all costs and expenses incurred in connection with this Agreement and the Transaction will be borne by the party incurring the same; provided, however, that without the prior written consent of Buyer the Company will not incur expenses relating to this Agreement and the Transaction in excess of $50,000 (excluding amounts paid by the Company under the Retention Plan in accordance with Section 6.7 and Schedule 6.7).

        SECTION 11.7 SCHEDULES. The disclosure of any matter in any Schedule referred to in Article III will be deemed to be a disclosure for all purposes of
Article III to which such matter could reasonably be expected to be pertinent, so long as such disclosure contains sufficient detail to enable Buyer reasonably to determine which other Schedules may be implicated. The disclosure of any matter in any Schedule will expressly not be deemed to constitute an admission by Seller or Buyer, or otherwise to imply, that any such matter is material for the purposes of this Agreement.

        SECTION 11.8 DISPUTE RESOLUTION. If any dispute arises between Buyer and Seller regarding this Agreement, any Closing Document or the Transaction, the General Counsel of Getty on behalf of Buyer, and the Director of Finance of Kodak's Entertainment Imaging division on behalf of Seller, or their respective designees, will attempt in good faith to resolve the dispute. If those individuals have not agreed to a resolution within 30 days from the date on which the dispute was first presented to them, any party, by written notice to the other parties, may require that the dispute be submitted for resolution to the Chief Executive Officer of Getty and the President of Kodak's Entertainment Imaging division (collectively, the "BUSINESS UNIT CEOS"). The Business Unit CEOs will meet, in person or by other means mutually satisfactory to them, to attempt to resolve the dispute within 30 days after reference of the matter to them. If the Business Unit CEOs reach a decision within such 30-day period, their decision will be final and binding on the parties for all purposes. If the Business Unit CEOs fail to resolve the dispute within such period, either of the Business Unit CEOs may, on notice to the other, refer the matter to the Executive Chairman of Getty and the Director, Business Strategy and Information Technology of Kodak (collectively, the "CHIEF EXECUTIVES"). The Chief Executives will meet, in person or by other means mutually satisfactory to them, to attempt to resolve the dispute within 30 days after reference of the matter to them. If the Chief Executives reach a decision within such 30-day period, their decision will be final and binding on the parties for all purposes. If the Chief Executives fail to resolve the dispute within such period, Buyer and Seller may, if they then so agree, refer the matter for arbitration on such terms as they may then agree or, failing that, proceed to litigation.

        SECTION 11.9 GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. EACH PARTY

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AGREES THAT IT WILL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM
ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTION, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE CITY AND COUNTY OF NEW YORK (the "CHOSEN COURTS") AND, SOLELY IN CONNECTION WITH CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTION, (a) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (b) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS, (c) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY, AND (d) AGREES THAT SERVICE OF PROCESS IN PERSON OR BY CERTIFIED OR REGISTERED U.S. MAIL TO ITS ADDRESS SET FORTH IN SECTION 11.1 WILL CONSTITUTE VALID IN PERSONAM SERVICE UPON SUCH PARTY AND ITS SUCCESSORS AND ASSIGNS IN ANY ACTION OR PROCEEDING WITH RESPECT TO ANY MATTER AS TO WHICH IT HAS SUBMITTED TO JURISDICTION HEREUNDER. EACH PARTY HEREBY ACKNOWLEDGES THAT THIS IS A COMMERCIAL TRANSACTION, THAT THE FOREGOING PROVISIONS FOR CONSENT TO JURISDICTION AND SERVICE OF PROCESS HAVE BEEN READ, UNDERSTOOD AND VOLUNTARILY AGREED TO BY SUCH PARTY AND THAT BY AGREEING TO SUCH PROVISIONS SUCH PARTY IS WAIVING IMPORTANT LEGAL RIGHTS.

        SECTION 11.10 INFERENCES. Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of or against either party will be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

        SECTION 11.11 SEVERABILITY. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        SECTION 11.12 ENTIRE AGREEMENT. This Agreement, including the Schedules and the Closing Documents, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. All Schedules and Exhibits are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.



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

        SECTION 11.13 HEADINGS. The heading references herein and the tables and indexes hereto are for convenience purposes only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof.

        SECTION 11.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same Agreement.


                                            [signature page follows]



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

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

EASTMAN KODAK COMPANY

By:   /s/ JEORG D. AGIN
   ---------------------------------
Its:  SENIOR VICE PRESIDENT AND
      PRESIDENT, ENTERTAINMENT IMAGING

KODAK S.A.

By:   /s/ ETIENNE BOURGEOIS
   ---------------------------------
Its:  CHAIRMAN

GETTY IMAGES, INC.

By:  /s/ JONATHAN D. KLEIN
   ---------------------------------
Its: CHIEF EXECUTIVE OFFICER

                         TABLE OF EXHIBITS AND SCHEDULES

Exhibit A           Form of Getty Note
Exhibit B           Certain Terms and Conditions of Getty Security Agreement

Schedule 1.1(a)     Required Approvals
Schedule 3.4(a)     TIB Subsidiaries
Schedule 3.4(c)     Minority Equity Investments
Schedule 3.4(d)     Financial Obligations re TIB Subsidiaries or Investments
Schedule 3.9(a)     June 30 Financial Statements
Schedule 3.9(b)     Audited Financial Statements
Schedule 3.9(d)     Certain Undisclosed Liabilities
Schedule 3.10       Assets of Kodak Used in the Business
Schedule 3.12       Litigation and Claims
Schedule 3.13(a)    Certain Owned Intellectual Property
Schedule 3.13(b)    Software
Schedule 3.13(c)    Licensed Intellectual Property
Schedule 3.13(f)    Exceptions to Rights to Intellectual Property
Schedule 3.13(g)    Intellectual Property of Kodak Used in the Business
Schedule 3.13(h)    Claims as to Intellectual Property
Schedule 3.13(i)    Intellectual Property Licenses Granted by the Company
Schedule 3.14(a)    Exceptions to Rights to Images
Schedule 3.14(d)    Claims as to Images
Schedule 3.14(f)    Images Storage or Handling Contracts
Schedule 3.14(h)    Terminated Images Contracts
Schedule 3.16(a)    U.S. Company Benefit Plans; Certain Other Company Benefit Plans
Schedule 3.16(b)    Kodak Benefit Plans Covering Company Employees
Schedule 3.16(c)    Unfunded Company Benefit Plans
Schedule 3.16(d)    U.S. Company Benefit Plan Litigation
Schedule 3.17       Environmental Matters
Schedule 3.18(a)    Labor Agreements, Etc.
Schedule 3.18(c)    Exceptions to Compliance With Employment Laws
Schedule 3.19       Material Contracts
Schedule 3.21       Exceptions re Relationships With Franchisee, Licensees, Etc.
Schedule 3.22       Certain Developments
Schedule 3.23       Certain Interests
Schedule 3.24       Insurance Policies
Schedule 3.25       Banks
Schedule 3.26       Plan for Year 2000 Readiness
Schedule 5.2        Conduct of Business
Schedule 5.11(b)    PNI Agreement Amendments
Schedule 5.12       IBM Contracts
Schedule 5.13       Year 2000 Compliance Prior to Closing

Schedule 6.1(d)     Company Severance Policies
Schedule 6.2        Certain Employment Matters
Schedule 6.7        Retention Plan
Schedule 6.8        Publisher's Toolbox Contracts
Schedule 9.1(e)     Indemnified Litigation and Claims

                             INDEX OF DEFINED TERMS


Acquired Rights..........................................................44
Acquisition Proposal.....................................................41
Affiliate Buyer...........................................................8
Affiliates................................................................1
Agreement.................................................................1
Antitrust Laws............................................................2
Applicable Employee......................................................43
Applicable EU Employees..................................................44
Approved Images..........................................................17
Article...................................................................7
Audited Financial Statements..............................................2
Books and Records.........................................................2
Business..................................................................1
Business Unit CEOs.......................................................62
Buyer...............................................................1, 2, 8
Buyer Indemnified Parties................................................53
Buyer Losses.............................................................53
Buyer's Benefit Plans....................................................44
Chief Executives.........................................................62
Chosen Courts............................................................62
Claim Notice.............................................................56
Closing...................................................................2
Closing Date.............................................................10
Closing Documents.........................................................2
Code......................................................................2
Company...................................................................1
Company Benefit Plans.....................................................2
Company Confidential Information.........................................39
Company Severance Policies...............................................44
Company Systems..........................................................32
Deposit...................................................................2
Disclosing Party.........................................................40
dollars, $................................................................7
Encumbrances..............................................................3
Environment...............................................................3
Environmental Costs and Liabilities.......................................3
Environmental Law.........................................................3
Environmental Permits.....................................................3
ERISA.....................................................................3
EU........................................................................3
Euro Compliant...........................................................20
Executives................................................................3
Exhibit...................................................................7

GAAP......................................................................3
Getty.....................................................................1
Getty Note................................................................4
Getty Security Agreement..................................................4
Governmental Authorizations...............................................4
Governmental Entity.......................................................4
Hazardous Substance.......................................................4
herein, hereof, hereunder.................................................7
Historical Financial Statements...........................................4
Image....................................................................17
include, includes, including..............................................7
Indemnified Parties.......................................................4
Indemnifying Party........................................................4
Intellectual Property....................................................17
Internal MIS Systems.....................................................19
June 30 Financial Statements..............................................4
knowledge.................................................................7
Kodak.....................................................................1
Kodak France..............................................................1
Law.......................................................................5
Licensed Images..........................................................17
Licensed Intellectual Property...........................................17
Losses................................................................5, 55
Material Adverse Change..................................................52
Material Adverse Effect...................................................5
Material Contracts.......................................................27
Non-U.S. Applicable Employee.............................................44
Notice Period............................................................56
Offered Images...........................................................17
Offering Documents.......................................................28
Ordinary Course...........................................................5
Owned Images.............................................................17
Owned Intellectual Property..............................................16
party.....................................................................7
Permitted Encumbrances....................................................5
Person....................................................................5
PNI......................................................................42
Purchase Price............................................................8
Receiving Party..........................................................40
Release...................................................................5
Remedial Action...........................................................5
Required Approvals........................................................6
Retention Plan...........................................................45
Schedule..................................................................7
Section...................................................................7
Section 338(h)(10) Election..............................................50

Securities Act...........................................................15
Securities Laws...........................................................6
Seller....................................................................1
Seller Indemnified Parties...............................................54
Seller Losses............................................................54
Seller's Auditors.........................................................6
Software.................................................................17
Subsidiary................................................................6
Tax Package..............................................................47
Tax Returns...............................................................6
Taxes.....................................................................6
third party...............................................................7
TIB.......................................................................1
TIB France................................................................1
TIB France Shares.........................................................6
TIB Shares................................................................6
TIB Subsidiaries.........................................................12
Transaction...............................................................6
Transfer Time.............................................................7
Treasury Regulations.....................................................49
U.S.......................................................................7
U.S. Applicable Employee.................................................43
U.S. Company Benefit Plans...............................................24
Unapproved Images........................................................17
Year 2000 Compliant......................................................32
Year 2000 Plan...........................................................31



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